STOCK PURCHASE AGREEMENT

                         DATED AS OF June 4, 1997


                                     BETWEEN


                               CLOPAY CORPORATION
                                   (Purchaser)

                                       AND

                   MARCIA KAY RADELET AND TIMOTHY P. HALOPOFF,
                AS CO-TRUSTEES UNDER THE PAUL M. HALOPOFF TRUST,
                            DATED SEPTEMBER 30, 1975

                              TIMOTHY P. HALOPOFF,
                AS TRUSTEE UNDER THE HALOPOFF IRREVOCABLE TRUST,
                          DATED FEBRUARY 21, 1991, and

                               MARCIA KAY RADELET,
                   AS TRUSTEE UNDER THE HALOPOFF FAMILY TRUST,
                             DATED OCTOBER 14, 1985
                                 (Sellers) , and

                               MARCIA KAY RADELET

                                TABLE OF CONTENTS

                                                            Page

ARTICLE 1:  PURCHASE AND SALE OF SHARES........................1

     1.1     Purchase and Sale ................................1
     1.2     Purchase Price....................................1
     1.3     Closing; Closing Date Payments of Unadjusted
             Purchase Price; Escrow............................2

ARTICLE 2:  ADJUSTMENTS TO PURCHASE PRICE......................3

    2.1    September 30, 1996 and Closing Date Statements......3
    2.2    Adjustment To Unadjusted Purchase Price.............3
    2.3    Purchaser's Review..................................4
    2.4    Purchase Price Adjustment...........................4

ARTICLE 3:  REPRESENTATIONS AND WARRANTIES OF PURCHASER........5

    3.1    Organization, Good Standing, Authority and
           Enforceability......................................5
    3.2    Agreement Not in Breach of Other Instruments........5
    3.3    Compliance with Laws................................5
    3.4    No Legal Bar........................................5
    3.5    Investment Banker/Brokerage.........................6
    3.6    Investment..........................................6

ARTICLE 4:  REPRESENTATIONS AND WARRANTIES OF SELLERS..........6

    4.1    Authority of Sellers................................6
    4.2    Capitalization of Holmes-Hally Industries Shares....6
    4.3    Organization, Good Standing and Authority of
           Holmes-Hally Industries.............................7
    4.4    Affiliates and Subsidiaries.........................7
    4.5    Agreement Not in Contravention......................8
    4.6    Books and Records...................................9
    4.7    Tax Returns, Tax Audits and Tax Liabilities.........9
    4.8    Transactions with Related Parties..................10
    4.9    Real Property and Leaseholds.......................10
    4.10   Tangible Personal Property, Excluding Inventory....11
    4.11   Intangible Personal Property.......................12
    4.12   HHI's Financial Statements; Bank Accounts..........12

    4.13   Undisclosed Liabilities............................14
    4.14   Absence of Changes.................................14
    4.15   Accounts Receivable................................14
    4.16   Insurance..........................................14
    4.17   Environmental Matters..............................15
    4.18   Agreements and Contracts...........................17
    4.19   Employment Matters.................................18
    4.20   Employee Benefit Plans.............................19
    4.21   Claims, Investigation and Litigation...............22
    4.22   Compliance with Laws...............................22
    4.23   Brokerage..........................................23
    4.24   Licenses and Permits...............................23
    4.25   Notices and Consents...............................23
    4.26   Guarantees.........................................23
    4.27   Customers and Sales................................23
    4.28   Conflict of Interest...............................24
    4.29   No Sensitive Transactions..........................24
    4.30   Inventory..........................................24
    4.31   Information and Statements.........................25
    4.32   Powers of Attorney.................................25
    4.33   Prepayment Penalties...............................25
    4.34   Release of Confidential Information................25
    4.35   Excluded Stock.....................................26

ARTICLE 5:  ADDITIONAL AGREEMENTS.............................26

    5.1    Product Claims.....................................26
    5.2    Employee Benefit Plans.............................26
    5.3    Accounts Receivable................................26
    5.4    [Intentionally Left Blank].........................27
    5.5    Proprietary Business Information...................27
    5.6    Cooperation........................................27
    5.7    Cooperation in Litigation..........................28
    5.8    Environmental Remediation..........................28
    5.9    [Intentionally Left Blank].........................28
    5.10   Cash Receipts......................................28
    5.11   Taxes..............................................28
    5.12   Payment of Indebtedness by Related Persons.........29
    5.13   No Negotiation.....................................29
    5.14   Best Efforts.......................................29
    5.15   Cooperation With Purchaser's Due Diligence.........30
    5.16   Required Approvals.................................30
    5.17   Notification.......................................30

ARTICLE 6:  COVENANTS AND CONDITIONS RELATING TO CLOSING......31

    6.1    Covenants of Sellers Prior to Closing..............31
    6.2    Conditions Precedent to Purchaser's Obligation
           to Close...........................................33
    6.3    Conditions Precedent to Sellers' Obligation
           to Close...........................................35

ARTICLE 7:  INDEMNIFICATION...................................37

    7.1    Indemnities........................................37

ARTICLE 8:  RESOLUTION OF DISPUTES............................39

    8.1    Accounting Disputes................................39
    8.2    Other Disputes.....................................40
    8.3    Arbitration Procedures.............................40

ARTICLE 9:  OTHER PROVISIONS..................................41

    9.1    Survival of Representations........................41
    9.2    Expenses...........................................41
    9.3    Non-Competition Covenants..........................42
    9.4    Public Releases....................................43
    9.5    Duty to Act Reasonably.............................43
    9.6    Knowledge..........................................43

ARTICLE 10:  TERMINATION......................................43

    10.1   Termination Events.................................43
    10.2   Effect of Termination..............................44

ARTICLE 11:  MISCELLANEOUS....................................45

    11.1   Integration........................................45
    11.2   Amendments.........................................45
    11.3   Successor; Assignment..............................45
    11.4   Notices and Legal Process..........................45
    11.5   Counterparts.......................................46
    11.6   Captions...........................................46
    11.7   Parties in Interest................................46
    11.8   Severability; Construction.........................46
    11.9   Applicable Law.....................................47

                            STOCK PURCHASE AGREEMENT

    THIS  STOCK  PURCHASE   AGREEMENT   ("Agreement")  made  this  4th  day  of
June, 1997 between CLOPAY CORPORATION, a Delaware corporation ("Purchaser"), and MARCIA KAY RADELET and TIMOTHY P. HALOPOFF, as Co-Trustees of THE PAUL M. HALOPOFF TRUST, dated September 30, 1975, TIMOTHY P. HALOPOFF, as Trustee of THE HALOPOFF IRREVOCABLE TRUST, dated February 21, 1991, and MARCIA KAY RADELET, as Trustee of THE HALOPOFF FAMILY TRUST, dated October 14, 1985 (together, "Sellers"), and MARCIA KAY RADELET, individually.

                                    RECITALS

    WHEREAS, Sellers are holders of legal title of all of the issued and outstanding shares of Holmes-Hally Industries, a California corporation (hereinafter referred to as "HHI"), which is engaged in the business of manufacturing, selling, distributing, installing and servicing garage doors and other related products, including, but not limited to, springs, hardware, electronic openers and other components and parts for such products, for industrial, commercial, and residential use (the "Business");

    WHEREAS, Purchaser and Sellers have agreed that on the terms and conditions of this Agreement, Sellers shall sell and Purchaser shall purchase all legal title, interest and control of the issued and outstanding shares of HHI (the "Shares"); and

    WHEREAS, MARCIA KAY RADELET has agreed to provide certain individual indemnities and other promises to Purchaser.

    NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which the parties each acknowledge, the parties each agree as follows:

                                    ARTICLE 1
                          PURCHASE AND SALE OF SHARES

    1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, at the Closing Date, as defined in 1.3.1, Sellers shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from them, all rights, title and interest in and to the Shares.

    1.2 Purchase Price. The purchase price agreed upon for the Shares as of May 31, 1996 was $40,500,000, based upon the net asset value of HHI as shown on the May 31, 1996 Financial Statements as defined in 4.12.1, subject to adjustment for the net asset value effect of the sale by HHI of certain excluded assets identified in Schedule 1.2(a) (the "Excluded Assets") to one or more of the Sellers as provided in 6.2.9(a). Accordingly, the purchase price to be paid to Sellers as of the Closing Date for the Shares (the "Purchase Price") shall be $40,500,000.00, adjusted as follows:

           (a) if the difference between (i) the Closing Net Asset Value (as that term is defined in 4.12.4) of HHI as of the Closing Date (after the sale of all of the Excluded Assets to one or more of the Sellers as provided in 6.2.9(a)) and (ii) the net asset value of HHI as of May 31, 1996 (as shown on the May 31, 1996 Financial Statements) is a positive number, then plus such difference; or if such difference is a negative number, then less such difference; and

           (b) subject to the "Purchase Price Adjustment", if any, provided for in 2.4.

[To illustrate the parties' understanding of the method of calculation of the Purchase Price, Schedule 1.2(b) provides an example of the Purchase Price calculation, including the calculation of the Unadjusted Purchase Price, as stated in 2.1 below.]

    1.3    Closing; Closing Date Payments of Unadjusted Purchase Price; Escrow.

           1.3.1 The closing of the transactions herein contemplated (the "Closing") shall occur on Tuesday, July 1, 1997, ("the Closing Date") at the offices of Anderson, Ablon, Lewis & Gale, LLP in Los Angeles, California, unless the parties hereto agree in writing to a different date and location. The effective time of the sale and purchase of the Shares and the effective time of the Closing shall be as of the close of business on the Closing Date.

           1.3.2  At the Closing:

                  (a) Purchaser shall deliver to the escrow agent (the "Escrow Agent") under the escrow agreement among the Escrow Agent, Sellers and Purchaser (the "Escrow Agreement") in the form attached hereto as Schedule 1.3.2 and entered into on or before the Closing Date, an amount equal to twelve and one-half percent (12.5%) of the Unadjusted Purchase Price as defined in 2.1.1 below (the "Escrow Funds") in immediately available U.S. funds ("Immediately Available Funds"), by wire transfer to an escrow account ("Escrow Account") in the name of the Escrow Agent; and

                  (b) Purchaser shall deliver to Sellers the balance of the Unadjusted Purchase Price in Immediately Available Funds by wire transfer to a bank account, designated in writing at least two (2) business days prior to the Closing Date, by Sellers; and

                  (c) Sellers shall deliver certificates representing the Shares, duly endorsed in blank, or accompanied by stock powers duly executed in blank, in proper form for transfer to Purchaser with all signatures notarized, unless executed or endorsed at the Closing.

                                    ARTICLE 2
                         ADJUSTMENTS TO PURCHASE PRICE

    2.1    September 30, 1996 and Closing Date Statements.

           2.1.1 "Unadjusted Purchase Price" means a calculation of the Purchase Price (determined in accordance with 1.2) on the basis of the 1996 Financial Statements as defined in 4.12.3 (less the $2,774,540 net asset value of CASI, including the Excluded Stock, as of September 30, 1996, but not otherwise adjusted for the net asset value effect of the sale by HHI of the Excluded Assets to the Sellers as provided in 6.2.9(a)). Purchaser and Sellers hereby agree that the Unadjusted Purchase Price is $39,031,199, as computed in Schedule 1.2(b).

           2.1.2 As soon as possible after the Closing Date (and in any event within 60 calendar days thereafter), Sellers shall deliver to Purchasers the audited financial statements (including footnotes) for HHI prepared by McGladrey
and  Pullen  LLP   ("McGladrey")   to  conform  to  this  2.1.2  (the  "Closing
Statements"), which shall reflect the assets and liabilities of HHI as of the Closing Date, including, without limitation, the "Gross Margin" (as defined in
Section 2.4), the Closing Net Asset Value (after the sale of all of the Excluded Assets to one or more of the Sellers as provided in 6.2.9(a)), and the results of operations and sources and uses (cash flows) of funds of HHI for the period between September 30, 1996 and the Closing Date, together with a calculation of the Purchase Price as defined in 1.2, including the Purchase Price Adjustment, if any, as provided for in 2.4. Purchaser shall fully cooperate with the Sellers, including their attorneys, accountants and representatives, in providing them with full access to the books and records (including the right to make copies) and to the facilities and personnel of HHI post-Closing in order that Sellers, including their attorneys, accountants and representatives, can prepare the Closing Statements. The Sellers shall certify that the Closing Statements (a) shall have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the methods, procedures and practices as the 1996 Financial Statements, including the taking of a physical inventory by Sellers on the Closing Date; (b) will have been prepared from the books and records of HHI, which were complete and correct in all material respects; and (c) will contain and reflect all necessary adjustments and accruals for a fair and accurate presentation of the financial condition of HHI as of the Closing Date and the results of operations for the period covered.

    2.2 Adjustment To Unadjusted Purchase Price. If there shall be a difference between the Purchase Price and the Unadjusted Purchase Price, payments will be made to either Purchaser or Sellers as set forth below.

           2.2.1 If the Purchase Price is greater than the Unadjusted Purchase Price, then Purchaser shall pay to Sellers an amount equal to the difference between the Purchase Price and the Unadjusted Purchase Price, i.e., the "Excess Amount", together with interest thereon from the Closing Date at a per annum rate equal to seven percent (7%), in Immediately Available Funds on the Settlement Date; provided however, that to the extent that any portion of the Excess Amount is not in dispute, Purchaser shall immediately pay such undisputed amount, including interest thereon, to Sellers.

           2.2.2 If the Unadjusted Purchase Price is greater than the Purchase Price, then Sellers shall pay to Purchaser an amount equal to the difference between the Unadjusted Purchase Price and the Purchase Price, together with interest thereon from the Closing Date at a per annum rate equal to seven percent (7%), in Immediately Available Funds, on the Settlement Date; provided however, that to the extent that any portion of such difference is not in dispute, Sellers shall immediately pay such undisputed amount, including interest thereon, to Purchaser.

           2.2.3 The "Settlement Date" shall be a business day designated by Purchaser, and shall be within 10 calendar days after the later of (i) the expiration, without service of notice upon the Sellers of objections, of the period provided for in 2.3 for objections by Purchaser to Sellers' Closing Statements and Sellers' calculation of the Purchase Price, or (ii) the date upon which the parties either agree upon any adjustments to Sellers' Closing Statements and the calculation of the Purchase Price, or, if Purchaser and the Sellers shall not reach such agreement, then the date upon which any Purchase Price dispute is resolved by arbitration as provided in 8.1 below.

    2.3 Purchaser's Review. Purchaser shall review Sellers' Closing Statements and calculation of the Purchase Price, including the Purchase Price Adjustment, if any, promptly upon receipt thereof. If Purchaser believes that corrections or adjustments are necessary in order for the Closing Statements or the calculations to be prepared in accordance with this Agreement, Purchaser shall deliver to Sellers a notice within 45 calendar days after Purchaser's receipt of the Closing Statements and Sellers' calculation of the Purchase Price, including the Purchase Price Adjustment, if any, identifying the amount and nature of such adjustments. Each party will cooperate with the other in providing access to the facilities, personnel and records of HHI in connection with the review of the Closing Statements and calculation of the Purchase Price, including the Purchase Price Adjustment, if any. Within 45 calendar days after receipt by the Sellers of any notice by Purchaser pursuant to this 2.3, the parties shall attempt mutually to resolve Purchaser's proposed adjustments. If the parties are unable mutually to resolve all of Purchaser's proposed adjustments within such 45 calendar day period, then the sole method of resolution of any remaining disputes over Purchaser's proposed adjustments shall be through arbitration as provided in 8.1 below.

    2.4 Purchase Price Adjustment. If the Gross Margin (i.e., the Net Sales less Cost of Goods Sold) of HHI for the period from October 1, 1996 through the Closing Date, as reflected in the Closing Statements, is less than Twenty and Eight-Tenths percent (20.8%), then the Purchase Price shall be adjusted downwards, but not to exceed a maximum adjustment of Nine Million One Hundred Fifty One Thousand Two Hundred Thirty Five Dollars ($9,151,235.00), as provided in Schedule 2.4, such Purchase Price adjustment referred to as the "Purchase Price Adjustment." For purposes of this 2.4, "Gross Margin", "Net Sales" and "Cost of Goods Sold" will be calculated and determined consistent with the accounting methods, procedures and practices reflected in the 1996 Financial Statements.

                                    ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

    Purchaser  represents  and  warrants to Sellers  that as of the date of this
Agreement:

    3.1 Organization, Good Standing, Authority and Enforceability. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has full authority and power to carry on its business as it is now conducted, and to own, lease and operate the assets owned, leased or operated by it. Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and each of the other agreements executed in connection herewith by Purchaser have been duly executed and delivered by Purchaser, and upon execution thereof by the other parties thereto shall constitute legal, valid and binding obligations of Purchaser enforceable against Purchaser, in accordance with their respective terms.

    3.2 Agreement Not in Breach of Other Instruments. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not violate or result in a breach of any of the terms or provisions of, or constitute a default (or an event which, with notice or the passage of time, or both, would constitute a default) under, or conflict with or result in the termination of, or accelerate the performance required by, (i) any agreement, indenture, or other instrument to which Purchaser is a party or by which Purchaser is bound, (ii) the Certificate of Incorporation or Bylaws of Purchaser, (iii) any judgment, decree, order or award of any court, governmental body or arbitrator by which Purchaser is bound, or
(iv) any law, rule or regulation applicable to Purchaser.

    3.3 Compliance with Laws. All consents, approvals and authorizations and all other requirements prescribed by law, rule or regulation which must be obtained or satisfied by Purchaser and which are necessary for the execution and delivery by Purchaser of this Agreement and the documents to be executed and delivered by Purchaser in connection herewith and in order to permit the consummation of the transactions contemplated by this Agreement have been obtained and are satisfied.

    3.4 No Legal Bar. Purchaser is not prohibited by any order, writ, injunction or decree of any body of competent jurisdiction from consummating the transactions contemplated by this Agreement and all other agreements referenced herein, and no such action or proceeding is pending against Purchaser which questions the validity of this Agreement or any such other agreements, any of the transactions contemplated hereby or thereby or any action which has been taken by any of the parties in connection herewith or therewith or in connection with any of the transactions contemplated hereby or thereby.

    3.5 Investment Banker/Brokerage. No investment banker, broker or finder has acted for Purchaser in connection with this Agreement and the transactions contemplated herein. Purchaser shall indemnify and hold Sellers harmless pursuant to 7.1.2 hereof from and against any liability to any brokers or finders purporting to act on Purchaser's behalf.

    3.6 Investment. Purchaser is acquiring the Shares for its own account for investment and with no present view to the distribution thereof within the meaning of the Securities Act of 1933, as amended.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES
                                   OF SELLERS

    Sellers  represent  and  warrant  to  Purchaser  that as of the date of this
Agreement:

    4.1 Authority of Sellers. Sellers collectively hold marketable legal title to the Shares. Sellers have all requisite power, rights and authority under applicable law and the trusts identified in the first paragraph of this Agreement (together the "Trusts") to enter into this Agreement and to consummate the transactions contemplated hereby without the approval or consent of any person, including the beneficiaries of the Trusts, or any entity, probate magistrate, judge or any other judicial body or agency. Except for the Sellers, there are no persons or entities who or which have any legal interest whatsoever in any of the Shares or the Purchase Price. The Sellers shall convey to Purchaser all right, title and interest in and to the Shares to Purchaser at the Closing, free of any claim or interest on the part of the beneficiaries of the Trusts or any other person or entity. This Agreement and each other agreement and instrument to be executed by Sellers in connection herewith have been or will be duly executed and when delivered to Purchaser and upon execution by Purchaser and any other parties thereto, will constitute the legal, valid and binding obligations of Sellers, enforceable in accordance with the respective terms of such documents. The execution, delivery and performance of this Agreement and the transactions and ancillary documents contemplated hereby have been duly authorized and approved by Sellers in their respective capacities as trustees of the Trusts.

    4.2    Capitalization of Holmes-Hally Industries Shares.

           4.2.1 The entire authorized capital stock of HHI consists of 7,500 shares of capital stock, $10.00 par value each, of which 1,809.5 shares currently are authorized, issued and outstanding and comprise the Shares. The Shares are held by Sellers as provided in Schedule 4.2.1. The Shares are validly issued, fully paid and nonassessable. The Shares were issued in full compliance with all applicable federal and state securities laws. The Shares held of record by Sellers constitute all of the capital stock of HHI which is issued and outstanding. There are no shares of preferred stock issued or outstanding. Sellers hold legal title to the Shares free and clear of all liens, encumbrances, voting trusts and claims of any kind whatsoever and free of any statutory or contractual shareholder preemptive rights excepting only the beneficial rights of the beneficiaries under the aforesaid Trusts. There are no options, calls, warrants or other securities or rights outstanding which are convertible into, exercisable for, or related to any shares of capital stock of HHI.

           4.2.2 Legal title to the shares is held solely in the Sellers. Sellers have full power and authority to transfer all right, title and interest in and to the Shares, without the consent or approval of any court, agency or person, and to deliver to Purchaser the certificates for the Shares in the manner contemplated by this Agreement and, upon Closing, shall transfer to Purchaser the entire legal and beneficial ownership of the Shares, free and clear of all liens, encumbrances and claims of any kind whatsoever and free of any statutory or contractual shareholder preemptive rights and any restrictions or obligations of trust. None of the Shares is subject to any proxies, voting trusts, voting agreements, shareholders agreement, close corporation agreement or other arrangements or understandings that affect the Sellers' right to vote or transfer the Shares and, upon transfer to Purchaser, the Shares will not be subject to any proxies, voting trusts, voting agreements, shareholders agreements, close corporation agreements or other arrangements or understandings that would, in any manner limit or affect Purchaser's right to vote or transfer the Shares.

           4.2.3 None of Sellers is engaged in, or is a party to, or has any basis to anticipate, any legal action or other proceeding before any court or administrative agency in connection with the Shares or the transactions contemplated by this Agreement.

    4.3 Organization, Good Standing and Authority of Holmes-Hally Industries. HHI is a corporation duly organized, validly existing and in good standing under the laws of the State of California. HHI has full authority and power to conduct business as it historically has been conducted by it, and to own or lease, and operate all of its properties and assets. HHI is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the failure to obtain or maintain such qualification or good standing would have an adverse effect on HHI's conduct of the Business or assets in such jurisdiction or result in taxes, fines or penalties not reserved for on the Closing Statements. Schedule 4.3(a) sets forth each jurisdiction in which HHI is qualified to do business and Schedule 4.3(b) sets forth each jurisdiction where HHI owns or leases real property. Schedule 4.3(c) includes: (a) a true and complete copy of HHI's Articles of Incorporation, as amended to date, to be certified by the Secretary of State of California as of a date not more than 14 calendar days prior to the Closing Date, (b) a certificate of good standing in respect of HHI from each jurisdiction listed in Schedules 4.3(a) and 4.3(b), each to be certified by the appropriate Secretary of State as of a date not more than 14 calendar days prior to the Closing Date; and (c) a true and complete copy of HHI's Bylaws, as amended to date, certified by the Secretary of HHI.

    4.4    Affiliates and Subsidiaries.

           4.4.1 Except as provided in Section 4.4.2, Schedule 4.4.1(a) sets forth a list of all subsidiaries of HHI (individually, a "Subsidiary" and collectively, the "Subsidiaries"). Each of the Subsidiaries is a corporation wholly owned by HHI and duly organized, validly existing and in good standing under the laws of its state of incorporation as set forth on Schedule 4.4.1(a). Each Subsidiary has full authority and power to conduct business as it historically has been conducted by it, and to own or lease, and operate all of its properties and assets. Each Subsidiary is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the failure to obtain or maintain such qualification or good standing would have an adverse effect. Schedule 4.4.1(b) sets forth each jurisdiction in which each Subsidiary is qualified to do business, and Schedule 4.4.1(c) sets forth each jurisdiction where each Subsidiary owns or leases real property. Schedule 4.4.1(d) includes:
(a) a true and complete copy of each Subsidiary's Articles of Incorporation, as amended to date, to be certified by the Secretary of State of such Subsidiary's state of incorporation as of a date not more than 14 calendar days prior to the Closing Date, (b) a certificate of good standing in respect of such Subsidiary from each applicable jurisdiction listed in Schedules 4.4.1(a) and 4.4.1(b), each to be certified by the appropriate Secretary of State as of a date not more than 14 calendar days prior to the Closing Date; and (c) a true and complete copy of each Subsidiary's Bylaws, as amended to date, certified by the Secretary of each such Subsidiary.

           4.4.2 The Subsidiaries do not include CASI, the stock of which is owned approximately 38% by HHI. The stock of CASI is not being conveyed to Purchaser under this Agreement (the "Excluded Stock"). CASI has been maintained as a separate and complete corporate entity, and no liability, obligation or duty of CASI has or will become a liability, obligation or duty of HHI. Other than the Excluded Stock, the Sellers and the Trust beneficiaries do not own, directly or indirectly, beneficially or legally, any interest or investment (whether equity or debt) in any corporation, partnership, trust or other entity, engaged in any manner in the same or similar business as HHI, except as set forth on Schedule 4.4.2. The appraised fair market value of the Excluded Stock is Seven Hundred Nineteen Thousand One Hundred Dollars ($719,100.00).

           4.4.3 Schedule 4.4.3(a) sets forth, with respect to each Subsidiary, the total number of authorized shares of capital stock and the total number of such shares issued and outstanding. HHI is the owner of all of the issued and outstanding shares of capital stock of the Subsidiaries, which shares are validly issued, fully paid and nonassessable. There are no options, calls, warrants or other securities or rights outstanding which are convertible into, exercisable for or related to any shares of capital stock of any of the Subsidiaries.

           4.4.4 Except as set forth on Schedule 4.4.4(a), the Subsidiaries had as of September 30, 1996, and will have as of the Closing Date, no contractual or non-contractual obligations, debts or liabilities of any nature, accrued or unaccrued, contingent or absolute, direct or indirect, recorded or unrecorded, potential or realized, which obligations, debts or liabilities should have been or should be, as the case may be, but were not, properly included on the books thereof in accordance with generally accepted accounting principles applied on a consistent basis. The Subsidiaries do not own any Personal Property or Intangible Personal Property, as such terms are hereinafter defined, which is used in the operation of the Business and do not own any other assets except as set forth on Schedule 4.4.4(a).

    4.5 Agreement Not in Contravention. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated herein will result in (a) a violation of any provision of the Articles of Incorporation or By-Laws of HHI or any Subsidiary; (b) a violation of any provision of any declaration of trust or other document concerning the legal or beneficial ownership or control of the Shares; (c) to the "knowledge of Sellers", as defined in 9.6, the breach of any term or provision of, or constitute a default under, any contract, agreement, declaration of trust, lease (except to the extent that the prior consent of a landlord is required as a result of the transactions contemplated herein), commitment, license, franchise, permit, authorization, or concession to which any of Sellers or HHI is a party or by which the Business is bound, or constitute an event which with notice, lapse of time, or both, could result in any such violation; (d) to the knowledge of Sellers, the violation by any of Sellers or HHI of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree, or award, or constitute an event which with notice, lapse of time, or both, could result in any or such violation; (e) the imposition of any lien, mortgage, pledge, easement, or encumbrance upon the Shares, or, to the knowledge of Sellers, any claim, restriction or charge (except to the extent that the prior consent of a landlord is required as a result of the transactions contemplated herein) on the Business, or constitute an event which with notice, lapse of time, or both, could result in any such imposition; or (f) except to the extent that the prior consent of a landlord is required as a result of the transactions contemplated herein, permit the creation of any lien or encumbrance on the Shares or permit the acceleration of the maturity date of any obligation under any indenture, mortgage, lease, lien, instrument or other agreement or any property or asset of HHI, or enable any party to any agreement to which HHI is a party to exercise a right to terminate or otherwise modify the terms thereof.

    4.6 Books and Records. All the books and records of HHI, including, without limitation, the accounting records, customer lists, sales, purchasing, production and operation records, employment records and tax and financial records, claim, warranty and litigation records, production and operating records, insurance policies, risk management and insurance records, environmental and other assessments, legal and accounting opinions, marketing, advertising and pricing materials, and all general documents and correspondence, together with all minute books, stock certificate books and stock ledgers (collectively, the "Records") are in the possession of HHI and located at the locations identified on Schedule 4.6 or have been delivered to Purchaser. Sellers may retain, for themselves, copies of HHI's tax and other records, but Sellers represent that, to the knowledge of Sellers, all original books and records of HHI, of all kinds are retained at the locations identified in
Schedule 4.6 and after the date of this Agreement (through the Closing Date) will continue to be retained at and will not be removed from the locations set forth on Schedule 4.6.

    4.7    Tax Returns, Tax Audits and Tax Liabilities.

           4.7.1 Schedule 4.7.1(a) contains complete copies of all federal income tax, state income tax and franchise tax returns of HHI filed for fiscal years ended on and after September 30, 1992, and Schedule 4.7.1(d) contains complete copies of all examination reports and statements of deficiencies assessed against HHI in respect thereof.

           4.7.2 "Tax" or "Taxes" means any and all federal, state, local and foreign net or gross income, gross receipts, net proceeds, sales, use, license, ad valorem, value added, franchise, withholding, Social Security, payroll, employment, excise, real and personal property, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether or not disputed, together with penalties, interest and related charges and fees. HHI has timely filed all returns, statements, reports and forms (including estimated tax and information returns) ("Returns") required to be filed with any domestic or foreign governmental or regulatory authority responsible for the imposition of any Tax (a "Taxing Authority"), and HHI has timely paid in full and has no liability with respect to Taxes for all periods through the Closing Date except for current Taxes which are not yet due and payable, provisions for which will be made on the Closing Balance Sheet. All such Returns are true, correct and complete. The 1995 Financial Statements, 1996 Financial Statements and Closing Balance Sheet include or will include accruals for Taxes and for any penalties, interest and related charges and fees thereon and such accruals are sufficient to pay the Taxes for the accrual period. State sales tax assessments will be specifically reserved or accrued for on the Closing Statements by state in accordance with generally accepted accounting principles. All Federal Income Tax Returns of HHI filed since October 1, 1991, to the extent audited, have been reported upon by the Internal Revenue Service through September 30, 1994 with "no change" as filed, except as set forth on Schedule 4.7.1(c). Except as set forth on Schedule 4.7.1(b) there is no claim, audit, action, suit, proceeding, or investigation now pending against or with respect to HHI, and none of Sellers knows of any such threatened claims, audits, actions, suits, proceedings or investigations, or any basis for any assessment of additional Taxes against HHI. There are no liens for Taxes upon the assets of HHI except liens for current real and personal property taxes not yet due and payable. HHI has withheld and timely paid all amounts and Taxes required by law or agreement to be withheld from and paid in connection with wages, salaries, commissions or other compensation of its employees, agents, independent contractors or other third parties, and HHI has no liability for Taxes of any party other than itself and its Subsidiaries under Treasury Regulations or any similar provision of any state, local or foreign law, as a transferee or successor, by contract or otherwise. Except at set forth on Schedule 4.7.2, there are not in effect any waivers or extensions of statutes of limitations by HHI. Purchaser shall control any audits and examinations the results of which could adversely affect any liability of HHI for taxes incurred after the Closing; provided however, that if Sellers have any liability for or with respect to the payment of any Taxes they shall have the right to reasonably participate in and control any such audits and examinations along with Purchaser, and Purchaser shall timely advise Sellers of the rights thereof. To the knowledge of Sellers, HHI is subject to no obligation to make any payments that are not deductible under 280G of the Internal Revenue Code.

    4.8 Transactions with Related Parties. HHI is not indebted, directly or indirectly, to any of its shareholders, employees, directors or other related parties for any liability or obligation, nor, to the knowledge of any of Sellers, to any subcontractor of HHI, whether arising by reason of stock ownership, contract, oral or written agreement or otherwise, in any manner which will in any way affect Purchaser's ownership of, possession of or right to operate the Business after the Closing Date in any manner which Purchaser chooses or which will not be reflected on the 1996 Financial Statements and Closing Statements, as applicable.

    4.9    Real Property and Leaseholds.

           4.9.1 Schedule 4.9.1(a) contains a complete list showing the location, including street addresses, of all real property owned, occupied or leased (direct or by operation of law) by HHI currently and, to the knowledge of Sellers, at any time in the past 5 years, showing dates of ownership, type of ownership, occupancy or tenancy and the nature of HHI's use. The properties listed on Schedule 4.9.1(a) are referred to hereinafter as the "HHI Sites." As to each HHI Site currently owned by HHI, Schedule 4.9.1(b) lists the date HHI (or its predecessor-in-interest) acquired the property and each mortgage, lien and encumbrance on such property other than permitted liens ("Permitted Liens") consisting of any (a) liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings, (b) liens and exceptions previously disclosed and acceptable to Purchaser and described in Schedule 4.9.1(b), and
(c) zoning, building, environmental or other ordinances and any other restrictions imposed by any governmental or regulatory authority, provided that to the knowledge of Sellers, no HHI Site and no use of any HHI Site is in violation of the same. All buildings, fixtures, mechanical systems (including electrical, plumbing and heating), and roof, gutters and down spouts and structural systems of all facilities shown in Schedule 4.9.1(a) as currently owned, leased or occupied by HHI are in sufficient condition and repair as to be suitable for the operation of the Business as presently conducted.

           4.9.2 Except as indicated on Schedule 4.9.2: (a) no officer, director, shareholder, affiliate or employee of HHI or its Subsidiaries owns directly or indirectly, in whole or in part, any of the real properties described on Schedule 4.9.1(a) nor has any interest therein; (b) HHI is the beneficial owner of, and has fee simple title to each parcel of real property set forth as being owned by it on Schedule 4.9.1(a), free and clear of any forms of liens, encumbrances or security interests except Permitted Liens; (c) no real property leased by HHI is subject to any sublease or subtenancy entitling any third party to occupancy or use thereof and no third party has given notice to HHI that it claims any such right; (d) no event has occurred which, through the passage of time or the giving of notice or both, would constitute a default under any lease (except to the extent that the prior consent of landlord is required as a result of the transactions contemplated herein), would cause the acceleration of any obligation of HHI or the creation of a lien or encumbrance upon any asset thereof or interfere with HHI's right to occupy any leasehold and to quiet enjoyment thereof (except to the extent that the prior consent of landlord is required as a result of the transactions contemplated herein); and
(e) the leases relating to real property leased by HHI are in full force and effect and are enforceable by HHI according to their terms, and such enforceability is not adversely affected by this Agreement or the transactions contemplated by this Agreement (except to the extent that the prior consent of landlord is required as a result of the transactions contemplated herein).

    4.10   Tangible Personal Property, Excluding Inventory.

           4.10.1 Each item of tangible personal property used by HHI in the Business ("Personal Property"), is owned by HHI free and clear of all liens, encumbrances and claims except as shown in Schedule 4.10.1. Schedule 4.10.1 also includes a list of all Personal Property held under any lease, conditional sale contract, installment sale contract, bailment, storage agreement or security arrangement. No Personal Property is subject to charges or restrictions, except for liens, if any, for personal property taxes not yet due and payable except as shown on Schedule 4.10.1. Except for inventories of raw material, work in process and finished goods used or sold in the ordinary course of business, and except for other changes in Personal Property made in the ordinary course of the Business, all items of Personal Property as of September 30, 1996 will be in existence on the Closing Date and will be in the possession of HHI and located at an HHI Site currently leased to, owned or occupied by HHI and listed in
Schedule 4.9.1(a). All items of equipment, materials or other tangible Personal Property that are present at any HHI Site and which are used in the Business are owned by or leased to HHI except as separately listed in Schedule 4.10.1. HHI owns or otherwise has the right to use all of the Personal Property now used by it in the operation of the Business or located at any HHI Site. The Personal Property represents all of the tangible personal property that is necessary for the conduct of its Business as presently conducted.

           4.10.2 Each item of Personal Property leased by HHI is currently in such condition that, upon the return of such property to its owner in its present condition at the end of the relevant lease term or as otherwise contemplated by the applicable agreement between HHI and the owner or lessor thereof, the obligations of HHI to such owners or lessors would be discharged without further obligation or payment for any repairs or other work, termination fee, penalty or other payment or fee, except for excess mileage charges for leased vehicles, which charges shall not exceed $20,000 in the aggregate as of the Closing Date.

    4.11 Intangible Personal Property. Schedule 4.11 contains (a) a true and complete list of all United States and foreign patents, patent applications, trade names, trademarks, trade name and trademark registration, copyright registrations and applications for any of the foregoing (with all trade secrets of HHI, "Intangible Personal Property") owned, licensed or used by HHI, and (b) a true and complete list of all licenses or similar agreements or arrangements to which HHI is a party either as licensee or licensor for any items of Intangible Personal Property. Except as described on Schedule 4.11, (a) there is no Intangible Personal Property necessary to or used in the operations of the Business as presently conducted that is not owned by or licensed to HHI; (b) HHI owns or has the right to use the Intangible Personal Property free and clear of all liens, security interests, charges, encumbrances, equities and, to the knowledge of Sellers, other adverse claims, except as described on Schedule 4.11; (c) except as described in Schedule 4.11, no interference actions or other judicial or adversary proceedings concerning any of such items of Intangible Personal Property are pending and, to the knowledge of any of Sellers, no such action or proceeding is threatened; (d) to the knowledge of Sellers, HHI has the exclusive right and authority to use such items of Intangible Personal Property in connection with the conduct of the Business in the manner presently conducted, and to the knowledge of Sellers, such use does not conflict with, infringe upon or violate any rights, including without limitation confidentiality obligations and trade secret rights, of any other person, firm or corporation; (e) to the knowledge of Sellers, no person or entity is now infringing or has ever infringed on HHI's rights with respect to the Intangible Personal Property, except as set forth on Schedule 4.11; and (f) there are no outstanding disputes or other disagreements with respect to any Intangible Personal Property, except as described in Schedule 4.11.

    4.12   HHI's Financial Statements; Bank Accounts.

           4.12.1 May 31, 1996 Financial Statements. The "May 31, 1996 Financial Statements" means HHI's unaudited balance sheet dated as of May 31, 1996 ("May 31, 1996 Balance Sheet"), income statement for the period October 1, 1995 through May 31, 1996 (the "May 31, 1996 Income Statement") and Income Statement Adjustment for Non-Recurring Items and Private Company Add backs for the period October 1, 1995 through May 31, 1996 ("May 31, 1996 Adjustments") copies of which are attached as Schedule 4.12.1.
           4.12.2 1995 Financial Statements. The "1995 Financial Statements" means the financial statements of HHI for the fiscal year ended September 30, 1995 audited by McGladrey and adjusted for non-recurring items and private company add backs, copies of which are attached as Schedule 4.12.2. The 1995 Financial Statements (a) contain all necessary adjustments and accruals to present fairly and accurately the financial position of HHI as of September 30, 1995 and the results of operations and the sources and uses of all funds (cash flows) of HHI for the period ended September 30, 1995; (b) were prepared in accordance with the normal methods, procedures and practice of the Business and in accordance with the books and records of HHI, which books and records were complete and correct in all material respects and there were no material differences between such books and records and the 1995 Financial Statements;
(c) were prepared in accordance with generally accepted accounting principles applied on a basis consistent with those of the preceding years; (d) separately reflect CASI, including the Excluded Stock, as of September 30, 1995; and (e) were audited by McGladrey and contain the unqualified opinion of McGladrey as to the matters contained therein.

           4.12.3 The 1996 Financial Statements. The "1996 Financial Statements" means the financial statements of HHI prepared and audited by McGladrey and adjusted for non-recurring items and private company add backs, which shall include a balance sheet dated as of September 30, 1996, including specific identification and valuation of CASI, including the Excluded Stock, Statements of Income for the fiscal year ended September 30, 1996, Statements of Retained Earnings for the fiscal year ended September 30, 1996, Statements of Cash Flows for the fiscal year ended September 30, 1996, the opinion of McGladrey and appropriate Notes thereto, copies of which are attached hereto as Schedule
4.12.3. The 1996 Financial Statements (a) contain all necessary adjustments and accruals to present fairly and accurately the financial position of HHI as of September 30, 1996 and the results of operations of HHI for the period ended September 30, 1996; (b) were prepared in accordance with the normal methods, procedures and practice of the Business and in accordance with the books and records of HHI, which books and records were complete and correct in all material respects and there were no material differences between such books and records and the 1996 Financial Statements; (c) were prepared in accordance with generally accepted accounting principles applied on a basis consistent with the 1995 Financial Statements; (d) separately reflect CASI, including the Excluded Stock, as of September 30, 1996; (e) were audited by McGladrey and contain the unqualified opinion of McGladrey to the matters contained therein.

           4.12.4 The Closing Statements. The Closing Statements shall conform to the requirements of 2.1.2 above. The net asset value of HHI as of the Closing Date (the "Closing Net Asset Value") and the "Gross Margin" of HHI as of the Closing Date shall be determined in the same manner used in the preparation of the 1996 Financial Statements.

           4.12.5 HHI's Bank Statements. Schedule 4.12.5 contains a list of all bank, brokerage, trust and other financial institution accounts, including their respective account number, name and address of the institution, and a list of all authorized signatories to each such account.

    4.13 Undisclosed Liabilities. There are and will be no contractual or non-contractual obligations, debts or liabilities of any nature, accrued or unaccrued, contingent or absolute, direct or indirect, recorded or unrecorded, potential or realized, of HHI as of September 30, 1996 or as of the Closing Date, that are not reflected on the 1996 Financial Statements or will not be reflected on HHI's Closing Statements, or both of them, as appropriate, which obligations, debts or liabilities should have been properly included therein in accordance with generally accepted accounting principles applied on a consistent basis.

    4.14 Absence of Changes. Except as disclosed on Schedule 4.14, since September 30, 1996 and except as may concern only the Excluded Assets, there has not been, nor are there on the date of this Agreement, (a) any damage, destruction or loss (whether or not covered by insurance) adversely affecting the operations, properties, assets or condition of the Business; and (b) HHI has not paid any dividends (except in the ordinary course of operation of the Business) or otherwise distributed any cash, securities or assets to any Seller.

    4.15 Accounts Receivable. All receivables of HHI, including those that will be included in the Closing Statements (a) have and will have arisen from bona fide transactions in the usual and ordinary course of HHI's business consistent with past practice, (b) are and will have been recorded by HHI consistent with HHI's past practices, and (c) are not and will not be factored, assigned or subject to any liens or security interests.

    4.16 Insurance. Except for welfare benefit plans provided for by insurance as set forth on Schedule 4.20.1, Schedule 4.16 lists all liability, property, workers' compensation, directors' and officers' liability, surety and fidelity bonds, and other insurance policies currently in effect insuring the Business, owners, operations, employees and real and personal property of HHI and insuring

HHI against risks or relating to the ownership, use or operation of any of the assets or properties of HHI or the Business, including all policies that have been issued to HHI and all policies that have been issued to any person other than HHI for the benefit of HHI. With respect to each of such policies, Schedule
4.16 sets forth a list of the premiums to be paid under such policies, the dates such premiums are due, and premiums which have been prepaid by HHI. After the date of this Agreement, HHI shall not have purchased or acquired different or additional policies of the type described above (excluding renewals and replacement policies acquired in the ordinary course), without the prior written consent of Purchaser. Schedule 4.16 also sets forth a list of all insurance policies that have expired which cover any currently outstanding claims or litigation. Except as specifically set forth on Schedule 4.16, to the knowledge of Sellers, there are no reservations of rights with respect to claims or lawsuits and no insurance company has within the past 3 years refused to write any insurance covering HHI. To the knowledge of Sellers, no consultant, risk manager, underwriter or similar person or entity has recommended, because of any adverse condition or risk, any increase in reserves, change in business practice or work to be done on or with respect to the assets of HHI in connection with any insurance or self-insurance of HHI except as indicated on Schedule 4.16. HHI's general liability, casualty and similar insurance provide coverage on an "occurrence" rather than on a "claims made" basis.


    4.17   Environmental Matters.  For purposes of this Agreement:

           (a) "Hazardous Materials" shall mean any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant, or material which is hazardous, toxic or otherwise potentially harmful to human health or the environment including, without limitation (a) asbestos, polychlorinated biphenyls, and petroleum (including crude oil or any fraction thereof) and (b) any substance identified as "hazardous," "extremely hazardous," or "toxic" or otherwise regulated pursuant to any Environmental Law, as hereinafter defined;

           (b) The term "Environmental Law" shall mean all applicable national, state, local and foreign laws (including common and civil law) regulations, rules or ordinances, and administrative or judicial interpretations thereof, relating to pollution or protection of human health or the environment including, without limitation, (a) Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq.; (b) Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq.; (c) Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, as amended, 33 USC 1251 et seq.; (d) Toxic Substances Control Act of 1976, as amended, 15 USC 2601 et seq.; (e) Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq.; (f) Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 USC 7401 et seq.;
(g) National  Environmental Policy Act of 1970, as amended, 42 USC 4321 et seq.;
(h)  Rivers  and  Harbors  Act of 1899,  as  amended,  33 USC 401 et  seq.;  (i)
Endangered  Species  Act  of  1973,  as  amended,  16 USC  1531,  et  seq.;

(j)Occupational  Safety and Health Act of 1970, as amended, 29 USC 651 et seq.;
(k) Safe  Drinking  Water  Act of 1974,  as  amended,  42 USC  300(f)  et seq.;
(l) Hazardous Materials Transportation Act, as amended, 49 USC 1801, et seq.; and (m) any other federal, state or local environmental laws, or any amendments or supplements to any such laws or regulations, whether in effect as of or prior to the Closing.

           (c) The term "Environmental Claim" means any and all claims, actions, notices, demands, causes of action, suits, proceedings, administrative proceedings, investigations, losses, judgments, decrees, penalties, fines, liens, debts, damages, liabilities, expenses (including expenses, costs and investments incurred in connection with removal, abatement or remediation), personal injuries, governmental response costs, natural resources damages or settlement thereof, together with attorneys' fees and any other costs and expenses regarding or against HHI or any property owned, leased or occupied by HHI, arising from or related to, in whole or in part, any Environmental Law or the failure to obtain, obtaining of or compliance with permits, orders or other authorizations including, without limitation, with respect to generation, handling, storage, transportation, emission, recycling, reclamation, treatment, disposal or release of any Hazardous Materials, and all applicable record keeping, notification, reporting and training requirements.

           4.17.1 To the knowledge of Sellers, HHI, and its employees, officers, agents and contractors are, have been and as of the Closing Date will be in compliance with all Environmental Laws, except as specifically set forth on
Schedule 4.17.1, which compliance includes, without limitation (a) the possession by HHI of all permits, registrations, approvals, licenses and other governmental authorizations required under Environmental Laws and compliance with the terms and conditions thereof; (b) proper handling, use, generation, collection, treatment, storage, transportation, recovery, removal, release, discharge, ownership, exposure, or disposal of Hazardous Materials; and (c) all requirements with regard to record keeping, notification, reporting and employee training requirements respecting Hazardous Materials, workplace safety and all Environmental Laws.

           4.17.2 Except as specifically set forth on Schedule 4.17.2, at no time prior to the date of this Agreement has HHI, and its officers, directors, shareholders, employees or agents been alleged or found to be in violation of, or subject to any administrative or judicial proceeding pursuant to any Environmental Law.

           4.17.3 Except as specifically set forth on Schedule 4.17.3, there are no pending or, to the knowledge of Sellers, threatened, Environmental Claims or circumstances which reasonably could form the basis for the assertion of any Environmental Claim, including, without limitation, any claim arising from past or present practices of HHI under any Environmental Law, with respect to HHI or any person or entity whose liability for such Environmental Claim HHI has assumed or retained either contractually or by operation of law.

           4.17.4 HHI is not now, nor has HHI in the past been, nor to the knowledge of Sellers will be prior to the Closing Date, subject to any removal, remedial, cost reimbursement, cost recovery or contribution obligation under any Environmental Law, except as specifically set forth on Schedule 4.17.4.

           4.17.5 Except as specifically set forth on Schedule 4.17.5, no prior use by HHI, or to the knowledge of Sellers, by the prior owners or users of any HHI Site, has occurred which (a) violates any Environmental Law, or (b) could reasonably be expected to form the basis of an Environmental Claim.

           4.17.6 Except as specifically set forth on Schedule 4.17.6, no HHI Site is on any federal or state "Superfund" list or subject to any environmentally related liens, investigations or cleanups, and no claim has been made or, to the knowledge of Sellers, threatened, against HHI alleging costs arising from any Hazardous Materials relating to any HHI Site or the Business.

           4.17.7 Except as specifically set forth on Schedule 4.17.7, to the knowledge of Sellers, no disposal, injection, discharge or recharge wells, underground tanks, septic systems, landfills or waste disposal areas exist now, or to the knowledge of Sellers existed, at any time in the past on any HHI Site. Except as set forth on Schedule 4.17.7, during HHI's possession and use of the HHI Sites and, to the knowledge of Sellers, prior to such possession and use, no Hazardous Materials were released (by discharge, emissions, spill or any other form of release), or accumulated thereon except in accordance with applicable laws, and all improvements thereon were constructed pursuant to and in accordance with all permits and approvals necessary under applicable federal, state or local laws and in accordance with plans and specifications, if any, submitted to the appropriate permit issuing authorities in support of all such permit applications and approvals.

           4.17.8 Except as specifically set forth on Schedule 4.17.8, HHI is not a party to any contracts or other agreements with respect to the Business relating to the storage, transportation, treatment or disposal of Hazardous Materials;

           4.17.9 Nothing in this Agreement shall be deemed to waive Purchaser's rights under applicable laws and regulations with respect to any Environmental Claim, whether or not the occurrences or conditions giving rise to the claim were known to Sellers as of the date of this Agreement.

    4.18   Agreements and Contracts.

           4.18.1  Except as set forth on any other  Schedule  hereto,  Schedule
4.18.1 contains a complete list of all contracts, agreements and understandings, written or oral, including, without limitation, purchase agreements, mortgages, guarantees, security agreements (such as Uniform Commercial Code financing statements), loan agreements, intercompany agreements and agreements with affiliates, exclusive territory arrangements and leases of real or personal property to which HHI is a party (the "Contracts") except: (a) leases disclosed on Schedule 4.9.1(a); (b) each contract with a customer made prior to the date of this Agreement whereby HHI is obligated to deliver less than $50,000 in invoice value of finished goods in each transaction or series of related transactions and is to be fully performed by HHI within 90 calendar days after the Closing Date; (c) each purchase commitment made by HHI prior to the date of this Agreement which is not in excess of $50,000 in each transaction or series of related transactions, and is to be fully performed by HHI within 90 calendar days after the Closing Date; and (d) product warranties included in Schedule
4.18.2 below. The Contracts are in full force and effect and are valid and binding upon HHI and enforceable against HHI in accordance with their terms and to Sellers knowledge, are valid and binding upon the other parties thereto. HHI and, to the knowledge of Sellers, the other parties thereto, have complied with and are complying with all provisions of the Contracts and are not in default under any provision thereof, and no party to any of the Contracts has given notice to any other party thereto that the latter is in default thereunder, except as provided in Schedule 4.18.1. HHI is not in default under any Contract and, to the knowledge of Sellers, no act or omission has occurred which, with notice or lapse of time or both, would constitute a default under any term or provision of any such Contract, except as provided in Schedule 4.18.1. Except as to certain real property leases identified in Schedule 4.18.1, as to which Sellers shall attempt to secure the consent by the landlords to the transaction contemplated under this Agreement, this Agreement and the consummation of the transactions contemplated hereby shall not result in a default under or breach of, or require the consent or approval of any party to, any of the Contracts, and there is no cause reasonably to believe that HHI will not be able to fulfill, when due, all of the obligations of HHI under the Contracts which remain to be fulfilled after the Closing.

           4.18.2 Schedule 4.18.2 sets forth all product warranties in effect and that will be in effect as to products sold by HHI within the five year period preceding the date of this Agreement. Except as disclosed on Schedule
4.18.2 and as will be reflected on the Closing Balance Sheet, there are no pending or, to the knowledge of Sellers threatened, Extraordinary Warranty Claims. "Extraordinary Warranty Claims" means claims against HHI, or circumstances which could give rise thereto, involving product recalls, Consumer Product Safety Commission inquiry or actions, similar inquiry or actions by any state or local government or agency thereof, allegations of deceptive trade practices or violation of consumer sales protection laws or other claims against or liability of HHI in connection with one or more defects appearing in common with respect to a substantial number of product units or the installation of a substantial number of product units made, installed, distributed or sold by HHI at any time prior to the date of this Agreement. Schedule 4.18.2 also sets forth a history of all Extraordinary Warranty Claims asserted against HHI relating to products or installation services for the five (5) years prior to the date of this Agreement.

           4.18.3 The books and records of HHI set forth all open orders from customers of HHI. Except as disclosed on Schedule 4.18.3, all such open orders arose in the ordinary course of business, are to the knowledge of Sellers, from customers who are not less creditworthy than the customers with whom HHI has customarily done business at any time prior to the date of this Agreement, and are for the purchase of goods or services at prices customarily charged by HHI.

    4.19 Employment  Matters.  To the knowledge of Sellers,  except as listed on
Schedule 4.19(a): (a) HHI has good employee relations with its employees; (b) there are no controversies with, or pending or threatened claims by, any employee or former employee of HHI against HHI, other than for compensation and benefits due in the ordinary course of employment as of the Closing; (c) there are no pending claims against HHI arising out of any statute, ordinance or regulation relating to employment practices or occupational or safety and health standards or work place safety; (d) there are no pending or threatened labor disputes, including, without limitation, slowdowns, strikes or work stoppages against HHI; and (e) there are no union organizing activities in process or contemplated with respect to HHI. HHI is not a party to any collective bargaining agreement, except those listed on and attached as Schedule 4.19(b).
Schedule 4.19(c) sets forth the total annual compensation for the current calendar year of each employee of HHI whose compensation, on the basis of wage or salary, is in excess of $40,000, and lists the seniority (i.e., length of service) of each such employee as well as any empty positions (open spots with no incumbents) on HHI's management organization chart. Schedule 4.19(d) lists each person who provides full-time services to HHI who is not employed by HHI, and the nature of the services provided. To the knowledge of Sellers, (a) HHI is not engaged in any unfair labor practice or other unlawful employment practice and otherwise is not substantially out of compliance with applicable federal, state and local laws, statutes, ordinances, rules, regulations, codes and orders relating to conditions of employment, and (b) HHI has not incurred any liability for any arrearages of wages (including, without limitation, vacation, severance, overtime or minimum pay), penalties, interest or employment taxes for failure to comply with any of the foregoing, or any other payments in respect of employment. To the knowledge of Sellers, HHI has made all contributions to all employee welfare and retirement benefit plans required by such plans or by HHI's practices to be made on or before the date of this Agreement. HHI's Closing Statements will accurately reflect, and will include separate schedules disclosing, HHI's liability for accrued compensation, including without limitation, wages, salaries, vacations, holidays, sick pay, self-insured disability benefits, bonuses, severance and employment taxes, including those bonuses reflected in Schedule 6.1.1. Except as set forth on Schedule 4.19(e):
(a) to the knowledge of Sellers, HHI has good relations with its subcontractors;
(b) there are no controversies with or pending or, to the knowledge of any of Sellers threatened, or claims by any subcontractor or former subcontractor of HHI against HHI, other than for compensation due in the ordinary course of the subcontractor's relationship with HHI; (c) there are no pending claims against HHI arising out of any statute, ordinance or regulation relating to employment practices or occupational or safety and health standards in connection with any subcontractor of HHI; and (d) there are no pending or, to the knowledge of Sellers threatened, labor disputes, including, without limitation, slowdowns, strikes or work stoppages against HHI involving any subcontractor of HHI.

    4.20   Employee Benefit Plans.

           4.20.1 (a) Schedule 4.20.1 sets forth a list of each Benefit Plan currently covering any present or former officers, employees or directors of HHI. The term "Benefit Plan" means each "employee pension benefit plan" (as defined in 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), hereinafter a "Pension Plan"), "employee welfare benefit plan" (as defined in 3(1) of ERISA, hereinafter a "Welfare Plan") and each other plan, arrangement or policy (written or oral) relating to stock options, stock purchases, compensation, deferred compensation, severance, fringe benefits or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by HHI or any other person or entity that together with HHI, is treated as a single employer under 414(b),
(c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code") (each, together with HHI and Sellers, a "Commonly Controlled Entity") for the benefit of any present or former officers, employees or directors. Except as reflected in the 1996 Financial Statements and the Closing Statements or as set forth in Schedule 4.20.1, neither HHI nor any Commonly Controlled Entity has any obligations with respect to retiree health benefits under any Benefit Plan.
Schedule 4.20.1 contains true, complete and correct copies of (a) each Benefit Plan with respect to HHI (or, in the case of any unwritten Benefit Plans, descriptions thereof), (b) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan with respect to HHI (if any such report was required by applicable law), (c) the most recent summary plan description (or similar document) for each Benefit Plan with respect to HHI for which such a summary plan description is required by applicable law or was otherwise provided to plan participants or beneficiaries and (d) each trust agreement and insurance or annuity contract relating to any Benefit Plan with respect to HHI. Except as set forth in Schedule 4.20.1, each such Form 5500 and each such summary plan description (or similar document) was and is as of the date of this Agreement true, complete and correct in all material respects.

                  (b) To the knowledge of Sellers, (a) each Benefit Plan has been administered in all material respects in accordance with its terms, except as otherwise required by applicable law or to maintain its tax qualified status, and (b) HHI and its Commonly Controlled Entities and all the Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA, the Code, and all other applicable laws. Except as set forth in Schedule 4.20.1, there are no investigations by any governmental entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against or involving any Benefit Plan or asserting any rights to or claims for benefits under any Benefit Plan that could give rise to any liability in or with respect to HHI, and to the knowledge of Sellers, there are no facts that could give rise to any liability in or with respect to HHI in the event of any such investigation, claim, suit or proceeding.

                  (c) (1) All contributions to, and payments from, the Benefit Plans that may have been required to be made by HHI and its Commonly Controlled Entities in accordance with the terms of the Benefit Plans, any applicable collective bargaining agreement and, when applicable, 302 of ERISA or 412 of the Code, have been timely made (except to the extent any failure to contribute or pay would not result in a liability in or with respect to HHI), (2) there has been no application for or waiver of the minimum funding standards imposed by 412 of the Code with respect to any Benefit Plan that is a Pension Plan, (3) no Pension Plan had an "accumulated funding deficiency" within the meaning of 412(a) of the Code as of the end of the most recently completed plan year, (4) to the knowledge of Sellers, there are no outstanding liabilities or claims with respect to any Pension Plan previously maintained and terminated by HHI or its Commonly Controlled Entities, in each case which could result in a liability in or with respect to HHI.

                  (d) To the knowledge of Sellers, no event has occurred and no circumstances exist that would reasonably be expected to adversely affect the tax qualification of any Benefit Plan that is intended to be a tax qualified plan under Sections 401(a) and 501(a) of the Code and result in a liability in or with respect to HHI.

                  (e) To the knowledge of Sellers, Schedule 4.20.1 discloses whether: (1) any "prohibited transaction" (as defined in 4975 of the Code or 406 of ERISA) has occurred that involves the assets of any Benefit Plan which could result in a liability in or with respect to HHI; (2) any prohibited transaction has occurred that could subject HHI or its Commonly Controlled Entities, any of their employees, a trustee, administrator or other fiduciary of any trust created under any Benefit Plan to the tax or sanctions on prohibited transactions imposed by 4975 of the Code or Title of ERISA which could result in a liability in or with respect to HHI; (3) any Pension Plan that has been terminated or has been the subject of a "reportable event" (as defined in 4043 of ERISA and the regulations thereunder other than any reportable event occurring by reason of the transactions contemplated by this Agreement or a reportable event for which notice to the Pension Benefit Guaranty Corporation has been waived) which could result in a liability in or with respect to HHI; and (4) HHI or its Commonly Controlled Entities or any trustee, administrator or other fiduciary of any Benefit Plan or any agent of any of the foregoing has engaged in any transaction or acted in a manner that could, or has failed to act so as to, subject HHI or its Commonly Controlled Entities to a risk of incurring liability for breach of fiduciary duty under ERISA or any other applicable law and which could result in a liability in or with respect to HHI.

                  (f) To the knowledge of Sellers, neither HHI nor its Commonly Controlled Entities has incurred any liability to a Pension Plan (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for the payment of premiums not yet due) that would result in a liability in or with respect to HHI, which liability has not been fully paid as of the date of this Agreement.

                  (g) To the knowledge of Sellers, neither HHI nor its Commonly Controlled Entities has (a) engaged in a transaction described in 4069 of ERISA that could result in a liability in or with respect to HHI at any time after the date of this Agreement or (b) acted or failed to act in a manner that could result in fines, penalties, taxes or related charges imposed in or with respect to HHI under 502(c), (i) or (1) of ERISA, 4071 of ERISA or Chapter 43 of the Code.

                  (h)  Neither HHI nor its  Commonly  Controlled  Entities  have
withdrawn  from,  or  failed  to  make  any  required   contributions   to,  any
"multiemployer plan" (as defined in 4001(a)(3) of ERISA) within the preceding five (5) years.

                  (i) The list of Welfare  Plans with respect to HHI in Schedule
4.20.1 discloses whether each Welfare Plan is (i) unfunded, (ii) funded through a "welfare benefit fund", as such term is defined in 419(e) of the Code, or other funding mechanism or (iii) insured. To the knowledge of Sellers, each other such Welfare Plan may be amended or terminated without liability (other than liability for the payment of claims incurred and benefits accrued or payable) to HHI, its Commonly Controlled Entities or Purchaser at any time after the Closing Date. To the knowledge of Sellers, neither HHI nor its Commonly Controlled Entities has failed to comply in all respects with the applicable requirements of 4980B(f) of the Code with respect to each Benefit Plan that is a group health plan, as such term is defined in 5000(b) of the Code, which failure could result in a liability in or with respect to HHI.

                  (j) To the  knowledge  of  Sellers,  except  as set  forth  in
Schedule 4.20.1, the transactions contemplated by this Agreement will not entitle any employee of HHI to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Benefit Plan.

                  (k) All benefit plans maintained outside of the United States (the "Foreign Plans") are in material compliance with all applicable laws and regulations (including all laws and regulations relating to non-discrimination) and have been operated in all material respects with the plans' respective terms. There are no material unfunded liabilities under or in respect of the Foreign Plans, and all contributions or other payments required to be made to or in respect of the Foreign Plans prior to the Closing Date have been made or will be made prior to the Closing Date.

           4.20.2 All liabilities and expenses with respect to benefits applicable to employees and former employees (and eligible dependents and beneficiaries of such employees and former employees) of HHI for which claims have been made to an applicable plan fiduciary, administrator or sponsor prior to the Closing Date under any Benefit Plan have or shall have been paid for or provided for in the Closing Statements and the transactions contemplated by the Agreement will not cause Purchaser to incur any liability, obligation or expense whatsoever under any Benefit Plan with respect to benefits applicable to employees and former employees and eligible dependents and beneficiaries of such employees and former employees of HHI for which claims have been made to an applicable plan fiduciary, administrator or sponsor prior to the Closing Date under any Benefit Plan. The Closing Statements shall include specific accruals for a pro-rata portion of the current years' employer 401K contribution.

    4.21 Claims, Investigation and Litigation. Schedule 4.21(a) lists and describes each claim and litigation matter by or against HHI or to which HHI is a party or by which it is bound or which relates to any of the Shares, whenever arising, that is in process or pending before any court, government agency or authority, arbitrator, mediator or other body, or which to the knowledge of Sellers, is threatened, whether insured or uninsured, (including without limitation claims and litigation related to product liability). Schedule 4.21(b) separately lists all investigations (including, without limitation, government investigations or audits), judgments, orders, writs, injunctions and decrees of any federal, state or local court or governmental authority to which HHI is a party or by which it is bound or which relate to the Business or to any Shares or HHI products. Schedule 4.21(c) lists and describes each claim, litigation matter, investigation, judgment or order of any court, agency or governmental authority to which HHI was a party within the five year period prior to the date of this Agreement, excluding, however, those listed in Schedule 4.21(a). HHI has timely notified its insurance carriers of all claims covered by HHI's insurance. HHI has never been subject to an award of punitive damages.

    4.22 Compliance with Laws. Except as disclosed in Schedule 4.22, HHI has not, during the three (3) years preceding the date of this Agreement, received any notice to the effect that, or otherwise been advised that, HHI is not in compliance with any statutes, regulations, orders, ordinances, codes, rules, regulations and other laws of the United States of America and all state, local and foreign governments, and agencies of any of the foregoing and, to the knowledge of Sellers, HHI currently is in compliance with all such statutes, regulations, orders, ordinances or other laws. Except as disclosed in Schedule 4.22, HHI has not, during the three (3) years preceding the date of this Agreement, received any complaints from any government agency or any third party alleging that HHI is responsible for illegal or obnoxious odors, lights, noise or any other forms of nuisance, or product defects.

    4.23 Brokerage. Except for Anne K. Vrolyk, of Vrolyk & Company, no broker, finder or investment banker has acted for any of Sellers or the Trust beneficiaries in connection with this Agreement and the transactions contemplated herein. All fees and expenses of Vrolyk & Company will be paid by Sellers.

    4.24 Licenses and Permits. Schedule 4.24 lists all governmental licenses, permits and authorizations which are held or used by HHI. Except as disclosed in
Schedule 4.24, and as to local contractor licenses and permits for which new licenses and permits will be required upon any change in control of HHI, to the knowledge of Sellers, there are no governmental licenses, permits and authorizations which will be materially adversely affected by this Agreement or the consummation of the transactions contemplated by this Agreement and, to the knowledge of Sellers, (a) such licenses, permits and authorizations are the only governmental licenses, permits and authorizations currently required for the operation of the Business; (b) all such licenses, permits and authorizations are in effect on the date of this Agreement; (c) HHI has complied in all material respects with all conditions or requirements imposed by such licenses, permits and authorizations; and (d) HHI has not received any notice, nor has any of HHI or Sellers any reason to believe, that any authority intends to cancel or terminate any of such licenses, permits or authorizations or that valid grounds for such cancellation or termination currently exist.

    4.25 Notices and Consents. To the knowledge of Sellers, no consents of, or notices to, any governmental or administrative agencies are required with respect to the consummation of the transactions contemplated by this Agreement except for notification previously made pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), and except as noted in
Section 4.24.

    4.26 Guarantees. HHI is not a guarantor, indemnitor or otherwise liable for any indebtedness of any other person, firm or corporation except as endorser of checks received and deposited in the ordinary course of the Business.

    4.27 Customers and Sales. None of Sellers has any knowledge of or reason to believe that any HHI customer who purchased more than $50,000 worth of products or services from HHI in either fiscal year 1996 or 1995, intends to terminate or decrease its purchases of products or services from HHI or not purchase products or services from HHI after the date of this Agreement in at least the same quantity and upon the same prices, terms and conditions as such customer regularly purchased from HHI prior to the date of this Agreement during the two year period prior to the Closing Date. For purposes of this 4.27, "knowledge" and "reason to believe" shall be deemed evidenced, without limitation, by serious or repeated complaints or cancellation of orders from any HHI customer who purchased more than $50,000 worth of products or services from HHI during such two year period.


    4.28 Conflict of Interest. Except as disclosed in Schedule 4.28 or interests which aggregate no more than $5,000 in value, to the knowledge of Sellers (which for purposes hereof shall include the knowledge of the Trust beneficiaries), no employee of HHI has (a) an equity or debt interest in any corporation, partnership, joint venture, association, organization or other person or entity which furnishes or sells services or products to HHI, or purchases from HHI any goods or services, or otherwise does business with HHI; or (b) a beneficial interest in any contract (including leases), commitment or agreement to which HHI is a party.

    4.29 No Sensitive Transactions. None of Sellers, the Trust beneficiaries nor HHI has directly or indirectly used funds or other assets of HHI for (a) contributions, gifts, entertainment, or other expenses relating to political activity other than as specifically permitted by applicable law; (b) payments to or for the benefit of any officials or employees of any government or any agency or instrumentality of any government, either foreign or domestic, other than payments required or allowed by law; (c) any other purpose described in 162(c) of the Code; or (d) the establishment or maintenance of a secret or unrecorded fund or account. There have been no false, fictitious, or materially misleading entries (as such terms are used in the Foreign Corrupt Practices Act or similar laws applicable to transactions involving the Business) made in the books or records of HHI.

    4.30   Inventory.

           4.30.1 All inventories of raw materials, work in process, supplies and finished goods (the "Inventories") reflected on the 1996 Financial Statements, were, as of the date thereof, and all Inventories to be reflected on the Closing Balance Sheet, will be, as of the Closing Date, (i) owned by HHI, free and clear of all liens, security interests and other charges, and (ii) located on an HHI Site then owned, leased or occupied by HHI. All Inventories located on an HHI Site presently (i.e., as of the date of this Agreement) owned, leased or occupied by HHI are, as of the date of this Agreement, and if not sold by HHI in the ordinary course of business, will be, as of the Closing Date, owned by HHI, free and clear of all liens, security interests and other charges.

           4.30.2 HHI's Inventories were, for purposes of preparing the 1996 Financial Statements, and will be, for purposes of preparing the Closing Balance Sheet, valued in good faith and in accordance with HHI's customary Business practices, based upon the probability of future use (taking into account obsolete, defective and slow-moving items, and items otherwise of a quality or quantity not readily usable or salable in the ordinary and normal course of Business) and probable future sales prices. Except as set forth in Section 4.30.4, it is HHI's customary Business practice that an item will be deemed "obsolete", "slow-moving" or "otherwise of a quality or quantity not readily useable or salable in the ordinary and normal course of Business", and thus subject to revaluation based upon the probability of future use and probable future sales prices, if it is not sold, or if it is not converted into finished goods (as to work in process, supplies and raw materials) and thereafter sold, at regular pricing for first-quality goods within twenty-four (24) months after the earlier of its manufacture or purchase by HHI.



           4.30.3 Except as provided in Section 4.30.4, any (a) finished goods of HHI manufactured or purchased prior to the Closing Date that cannot be sold by HHI in good faith and the ordinary course of the Business within twenty-four
(24) months after the earlier of their manufacture or purchase by HHI (in no event later than twenty-four (24) months after the Closing Date) and (b) supplies and materials purchased by HHI prior to the Closing Date that cannot be used to manufacture finished goods which can be sold in good faith and the ordinary course of the Business within twenty-four (24) months after their purchase by HHI (in no event later than twenty-four (24) months after the Closing Date) shall be revalued to market price at such time (based upon the probability of future use and probable future sales prices) and Sellers shall promptly pay (directly, and not from the Escrow Funds) to Purchaser the difference between the value reflected on the Closing Statements of any Inventories so written down and their value as written down to market price.The Clypenglyde portion of the Inventories reflected on the Closing Statements
shall not  exceed  Six  Hundred   Thousand  Dollars ($600,000.00).

           4.30.4 (a) The Clypenglyde portion of the Inventories reflected on the Closing Statements (whether raw materials, work in process, supplies or finished goods), which in good faith and in the ordinary course of the Business are not sold by HHI (or used to manufacture finished goods which are sold by HHI) within twenty-four (24) months after the Closing Date, shall be revalued at such time at fifty percent (50%) of the values stated therefor on the Closing Statements, and Sellers shall then promptly pay (directly, and not from the Escrow Funds) to Purchaser the value of the Clypenglyde portion of the Inventories so written down.

           (b) The Clypenglyde portion of the Inventories reflected on the Closing Statements (whether raw materials, work in process, supplies or finished goods), which in good faith and in the ordinary course of the Business are not sold by HHI (or used to manufacture finished goods which are sold by HHI) within forty-eight (48) months after the Closing Date, shall be revalued to market price at such time (based upon the probability of future use and probable future sales prices) and Sellers shall then promptly pay (directly, and not from the Escrow Funds) to Purchaser the value of the Clypenglyde portion of the Inventories then additionally written down.


    4.31 Information and Statements. No representation or warranty made to Purchaser in this Agreement by or on behalf of Sellers contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made, in light of the circumstances under which they are made, not misleading.

    4.32 Powers of Attorney. Except as set forth on Schedule 4.32, HHI has not given to any person or organization for any purpose any power of attorney which is currently in effect, and the Sellers (as to the Shares) have not given any party or organization any power of attorney which currently is in effect, which Power of Attorney is irrevocable as provided under its terms.

    4.33 Prepayment Penalties. HHI has no debt that would incur a prepayment penalty upon the prepayment of such debt.

    4.34 Release of Confidential Information. Except as set forth on Schedule 4.34, HHI and Sellers have not, subsequent to October 1, 1996, released or provided any of HHI's "Confidential Information", as defined in that certain NON-DISCLOSURE AGREEMENT, dated April 25, 1996 between Purchaser and HHI, to any third person for any purpose relating to any transaction or proposed transaction involving the sale of the business or assets (other than in the ordinary course of business) of HHI, or any of the capital stock of HHI, or any merger, consolidation, business combination, or similar transaction involving HHI.

    4.35 Excluded Stock. There has been no material change in CASI's prospects or value since December 31, 1996.

                                    ARTICLE 5
                              ADDITIONAL AGREEMENTS

    5.1 Product Claims. Sellers shall have no liability or responsibility with respect to any products manufactured, sold or installed or services provided by HHI from and after the Closing Date, and Purchaser shall indemnify, hold harmless and defend each of Sellers against any such liability or responsibility and all costs and expenses (including attorneys' fees) incurred by Sellers with respect thereto.

    5.2 Employee Benefit Plans. For such time after the Closing Date as Purchaser, in its sole discretion deems advisable, Purchaser will continue the sponsorship and administration by HHI of HHI's existing health, dental and retirement plans, including, without limitation, the Benefit Plans. However, except to the extent specifically provided therefore on the Closing Statements, Purchaser shall not thereby be deemed liable for contributions allocable to periods prior to the Closing Date; and, except to the extent specifically provided therefore on the Closing Statements, Purchaser shall not thereby be deemed liable for premium charges or increases or any other liability or expense relating to any Benefit Plan, including, but not limited to, any funding obligations or claims arising from or related to any incidents, illnesses or accidents which occurred or were known or diagnosed prior to the Closing, which relate to periods prior to the Closing Date.

    5.3 Accounts Receivable. After the Closing Date, Purchaser shall use commercially reasonable efforts in good faith to collect the Accounts Receivable of HHI as reflected on HHI's Closing Statements, using HHI's normal procedures.

           (a) If within one (1) year after the Closing Date, HHI shall have recovered such amounts from the Accounts Receivable as, in the aggregate, shall exceed the value of the Accounts Receivable reflected on HHI's Closing Statements net of the reserves stated therein for doubtful accounts, then Purchaser shall promptly cause HHI to pay such excess to Sellers.

           (b) If within one (1) year after the Closing Date, HHI shall not have recovered such amounts from the Accounts Receivable as, in the aggregate, shall total the value of the Accounts Receivable reflected on HHI's Closing Statements net of the reserves stated therein for doubtful accounts, then, at Purchaser's request and in Purchaser's discretion, Sellers shall promptly pay (directly, and not from the Escrow Funds) such shortfall to Purchaser, and Purchaser shall assign all such uncollected items to Sellers.


           (c) For purposes of 5.3(a) and 5.3(b), Purchaser will allocate payments made by customers with respect to any account in the Accounts Receivable, as follows: (i) any amounts designated by the payor for application to particular items will be allocated as so designated; (ii) any payments not so designated by the payor for application to particular items, and amounts paid in excess of designated items in an account, will be applied to undisputed items in the account based on aging, against the oldest such items first; (iii) to the extent that payments not so designated by the payor for application to particular items exceed the total of the undisputed items in the account (including the most current such items), such payments next shall be applied against any disputed items in the account; and (iv) to the extent that there is any balance remaining from any customer's payments after being applied to such customer's account with the priorities listed in (i) through (iii) above, such balance shall be credited against future purchases from HHI by the customer or, upon request by the customer, returned to it, and will not be deemed to have been recovered upon the Accounts Receivable.

    5.4    INTENTIONALLY LEFT BLANK

    5.5 Proprietary Business Information. Except at the request of Purchaser, none of Sellers shall, directly or indirectly, disclose or authorize the disclosure by any person or entity, or use or enable any other person or entity to disclose or use, any confidential information, trade secrets, marketing plans, strategic plans, technical, financial, operational, marketing, customer, supplier or similar or different confidential or proprietary information nor any other non-public information regarding any of HHI, the Business or Purchaser, including their respective financial condition, or any terms, prices or information concerning this Agreement, any of the agreements ancillary to it or any of the transactions contemplated by this Agreement, provided, however, that such information may be furnished to Sellers' legal counsel, accountants, financial advisors, investment banker and their other authorized agents and representatives to the extent required for activities directly related to the transactions contemplated by this Agreement and the preparation of reports and tax returns required to be filed by Sellers.

    5.6 Cooperation. Sellers, including their attorneys, agents and representatives, shall have the right following the Closing Date, to have reasonable access during normal business hours, upon not less than two (2) business days' notice to HHI, to the books, records and accounts, correspondence, minutes, production records, employment records and other similar information transferred to Purchaser pursuant to this Agreement for the limited purposes of concluding their involvement with HHI after the Closing Date and obtaining information reasonably necessary in connection with any post-closing liability. In addition, Sellers, including their attorneys, agents and representatives, shall have such right of access to the Records provided by Sellers to Purchaser at Closing, upon such prior notification and during regular business hours, in order to discharge Sellers' indemnification obligations to Purchaser at any time after the Closing Date, subject to HHI's then current record retention policies, which in any case will provide for the retention of records by HHI for not less than five (5) years after the Closing Date. Individuals who shall be granted such access are the Sellers and such accountants, attorneys, agents or other consultants as the Sellers may reasonably require and of which the Sellers shall give HHI not less than two (2) business days' prior notice, for the limited purposes set forth above, provided that Purchaser and HHI shall not be required hereby to permit more than two individuals such access at a time.

    5.7 Cooperation in Litigation. Each party will reasonably cooperate with the other, without charge to the other for such cooperation, in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such party relating to or arising out of the conduct of HHI prior to or after the Closing other than litigation arising out of this Agreement and the transactions contemplated by it.

    5.8 Environmental Remediation. After the Closing, Purchaser in its discretion may complete the investigation and the reasonable remediation of those matters listed in any Schedule to 4.17, together with any Environmental Claims discovered in the course of Purchaser's due diligence. Sellers, including their attorneys, accountants, agents and consultants, shall have the right, at their expense, to monitor the investigation and remediation activities pursuant to this 5.8, and Purchaser shall make available to such persons all analysis and work done by or for it, including opinions of Purchaser's consultants. Purchaser and Sellers, including their attorneys, accountants, agents and consultants, shall maintain in confidence all analysis, work, reports and other information connected with the investigation and remediation hereunder, subject only to disclosures which are legally required to be made in the opinion of legal counsel to the disclosing party.

    5.9    INTENTIONALLY LEFT BLANK

    5.10 Cash Receipts. The Sellers promptly shall deliver to HHI any cash or other payments any of them may receive with respect to the Business after the Closing, except for refunds as provided in Section 5.11.4 below.

    5.11   Taxes.

           5.11.1 Tax Returns. Sellers shall cause HHI to include all of its income for all periods through and including the Closing Date on the applicable federal and state income tax returns hereafter required to be filed by HHI for such periods, and Sellers shall cause HHI to pay (or to adequately reserve for the payment thereof on the Closing Statements) any and all federal and state income taxes attributable to such income. Sellers will allow Purchaser an opportunity to reasonably review and comment on such tax returns, and Sellers shall not cause HHI to take any position on such tax returns that would materially adversely affect HHI after the Closing Date. HHI's income will be apportioned for the period up to and including the Closing Date, and separately, thereafter, for the period after the Closing Date, by HHI's Closing of its books as of the end of the Closing Date, and by HHI's filing of all federal and state income tax returns, as applicable, as of the Closing Date.

           5.11.2 Audits. Purchaser promptly shall notify the Sellers, upon receipt after Closing by Purchaser or HHI of any notice of any Tax audits, any pending or threatened tax assessments or any requests by a taxing authority to extend the applicable statute of limitations relating to taxable periods and Taxes for which Sellers have any liability under this Agreement. The Sellers and Purchaser together shall discuss HHI's interests in any such tax audit or other examination by any taxing authority, but Purchaser shall reasonably control whether to contest, resolve and defend against any assessment for additional taxes, notice of tax deficiency or other adjustment of taxes of, or relating to HHI for taxable periods of HHI whether ending before, on or after the Closing Date; provided however, that Sellers, together with their attorneys, accountants and representatives, shall have the right to reasonably participate in any such tax audits or other examinations, and to reasonably determine whether to contest, resolve and defend against any assessment for additional taxes, notice of tax deficiency or other adjustment of taxes of, or relating to taxable periods and Taxes for which Sellers have any liability under this Agreement.

           5.11.3 Cooperation. Purchaser and Sellers shall, and Purchaser shall cause HHI to, provide the requesting party with such reasonable assistance (without charge) as may be requested by the other party, including without limitation signature of tax returns reviewed and approved by Purchaser, which approval will not be unreasonably withheld by Purchaser, and access for such requesting party, including its attorneys, accountants and representatives, during normal business hours and upon not less than two (2) business days' advance notice, to such other party's employees, books and records as may be reasonably requested in connection with the preparation of any return, any audit, or any judicial or administrative proceeding or determination relating to liability for Taxes, and each party shall retain, for a reasonable period of time (but not less than five (5) years after the Closing Date or until the year following the expiration of all applicable statues of limitation, whichever is later) and provide the other party with, any records or information or any other assistance (including, without limitation, making employees available to such other party) which may be relevant to such tax return, audit, proceeding, determination or liability for Taxes.

           5.11.4 Refunds. After the Closing Date, Purchaser shall promptly pay to Sellers, all tax refunds, including interest, paid to HHI for, or with respect to, all periods on or before the Closing Date to the extent that such refunds and interest are not accrued on the Closing Statements.

    5.12 Payment of Indebtedness by Related Persons. Sellers will cause all indebtedness owed to HHI by Sellers or any Trust beneficiary to be paid in full prior to Closing.

    5.13 No Negotiation. Until such time, if any, as this Agreement is terminated pursuant to Article 10, Sellers and the Trust beneficiaries will not, and will cause HHI not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any person (other than Purchaser) relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business) of HHI, or any of the capital stock of HHI, or any merger, consolidation, business combination, or similar transaction involving HHI.

    5.14 Best Efforts. From the date of this Agreement up and to the Closing Date, Sellers shall use their best efforts to cause the conditions in 6.2 to be satisfied, and Purchaser will use its best efforts to cause the conditions in
6.3 to be satisfied.

    5.15 Cooperation With Purchaser's Due Diligence. Between the date of this Agreement and the Closing Date, Sellers will, and will cause HHI to, (a) afford Purchaser and its representatives timely and reasonable access to HHI's
officers,  directors,   customers,  customer  lists,  vendor  lists,  employees,
auditors,  agents,  facilities  and  personal  property,  contracts,  books  and records, and other documents and data, (b) afford Purchaser and its representatives timely and reasonable access to all HHI Sites, (c) furnish Purchaser and Purchaser's representatives with copies of all contracts, books and records, and other existing documents and data of HHI as Purchaser may request, and (d) furnish Purchaser and Purchaser's representatives with such additional financial, operating, and other data and information respecting HHI and the Business as Purchaser through the Settlement Date may request, including, but not limited to, the work papers, details of adjustments, and any other documents prepared by HHI and McGladrey or either of them in connection with preparation and audit of the 1995 Financial Statements, the 1996 Financial Statements, or the Closing Statements, so that Purchaser may thoroughly understand HHI and the Business and its history, including, but not limited to, the assets, operations and net profitability of the Business and the determination to be made of the Closing Net Asset Value, including the valuation of the Excluded Assets and the calculation of the Purchase Price. Additionally, Sellers shall permit, and shall cause HHI to permit, Purchaser and its accountants and other representatives to be present at the physical inventory to be conducted in preparation of the Closing Statements, and immediately prior to the Closing, confirm by physical inspection the existences and condition of such equipment and other physical assets of HHI as Purchaser shall request to see.

    5.16 Required Approvals. As promptly as practicable after the date of this Agreement, Sellers will, and will cause HHI to, and Purchaser will, make all filings reasonably required to be made by them in order to consummate the transactions contemplated by this Agreement (including all filings under the HSR
Act). Between the date of this Agreement and the Closing Date, Sellers will, and will cause HHI to, and Purchaser will (a) reasonably cooperate with all other parties hereto with respect to all filings that any party hereto elects to make or is required to make in connection with the transactions contemplated by this Agreement, and (b) reasonably cooperate with all other parties hereto in obtaining all consents necessary for the continuation of the Business as owned by Purchaser after the Closing.

    5.17 Notification. Between the date of this Agreement and the Closing Date, each of Purchaser and the Sellers will promptly notify the other in writing if it becomes aware of any fact or condition that causes or constitutes a breach of any of their respective representations and warranties as of the date of this Agreement, or if such person becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. If any such fact or condition would require any change in the Schedules to this Agreement, if the Schedules were dated the date of the occurrence or discovery of any such fact or condition, Purchaser, or the Sellers will promptly deliver to the other parties hereto a supplement to the Schedules specifying such change. During the same period, the Sellers will promptly notify Purchaser of the occurrence of any breach of any covenant in 6.1 or of the occurrence of any event that may make the satisfaction of the conditions in 6.2 impossible or unlikely.

                                    ARTICLE 6
                  COVENANTS AND CONDITIONS RELATING TO CLOSING

    6.1    Covenants of Sellers Prior to Closing.

           6.1.1 Operation of the Business. Between the date of this Agreement and the Closing Date, Sellers will, and will cause HHI to:

                  (a) conduct the business of HHI only in the ordinary course of business, except for the sale by HHI of the Excluded Assets to one or more of the Sellers as provided in 6.2.9(a);

                  (b) use its reasonable best efforts to (i) preserve intact the current business organization of HHI, (ii) keep available the services of the current officers, employees, and agents of HHI, (iii) preserve existing customer relationships, and (iv) maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with HHI. Without limiting the foregoing, as of the Closing Date, Sellers shall have caused HHI to pay to its managers and key employees, consistent with its prior practices for prior periods, any and all regular bonuses and all special bonuses. All unpaid bonuses are set forth in Schedule
6.1.1 and are reflected on the Closing Statements to the extent not paid prior to the Closing.

                  (c) confer with Purchaser concerning all operational matters that are of a material nature and are outside of the ordinary course of business, for which purpose "material" shall mean, without limitation, matters which involve commitments or costs exceeding $50,000 in any instance or which in any instance commit HHI to action or performance which reasonably will not be completed within six months after the Closing Date;

                  (d) otherwise advise Purchaser promptly of any current or prospective changes in the status of the business, operations and finances of HHI or affecting the prospects of the Business which are materially adverse in nature or out of the ordinary course of the Business, for which purpose "materially adverse in nature" shall mean having an expected impact upon the earnings, assets or liabilities of HHI exceeding $50,000 in any single instance or in the aggregate.

           6.1.2 Negative Covenant. Except as otherwise expressly permitted by this Agreement and except for the sale by HHI of the Excluded Assets to one or more of the Sellers as provided in 6.2.9(a), between the date of this Agreement and the Closing Date, Sellers will not, and shall not allow HHI to, without the prior consent of Purchaser, take any affirmative action, or fail to take any reasonable action within their control, the result of which would cause any of the changes or events listed below likely to occur:

                  (a) change in HHI's authorized or issued capital stock; issuance or grant of any stock option, warrant, or other derivative security exercisable or convertible into the capital stock of HHI; issuance or grant of any right to purchase shares of capital stock of HHI; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by HHI of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                  (b)  amendment to the organizational documents of HHI;

                  (c) increase by HHI of any salaries or other regular compensation to any stockholder, director, officer, or (except in the ordinary course of business) employee or entry into any employment, severance, or similar contract with any director, officer, or employee;

                  (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of HHI;

                  (e) damage to or destruction or loss of any asset or property of HHI, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of HHI, taken as a whole;

                  (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any contract or transaction of a material nature and not in the ordinary course of the Business, for which purpose "material" shall mean, without limitation, matters which involve commitments or costs exceeding $50,000 in any instance or which in any instance commit HHI to action or performance which reasonably will not be completed within six months after the Closing Date;

                  (g) sale (other than sales of inventory in the ordinary course of business), lease, or other disposition of any asset or property (other than sales of assets and properties in the ordinary course of business, which in the aggregate exceed $50,000) of HHI or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of HHI, including the sale, lease, or other disposition of any intellectual property owned by HHI;

                  (h) cancellation or waiver of any claims or rights with a value to HHI in excess of $10,000.00;

                  (i)  material change in the accounting methods used by HHI;

                  (j) sublease, assignment, transfer of occupancy or closure of any facility operated by HHI;

                  (k)  incur  any  debt  or   liability,   including   debts  or
liabilities incurred under existing credit lines or agreements except in the ordinary course of business consistent with HHI's past practices;

                  (l)  incur any liens or charges other than Permitted Liens; or

                  (m) agreement, whether oral or written, by HHI to do any of the foregoing.

    6.2  Conditions  Precedent to  Purchaser's  Obligation to Close.  Subject to
Section 6.2.19, Purchaser's obligation to purchase the Shares and to take the other actions required to be taken by Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Purchaser, in whole or in part).

           6.2.1 Accuracy of Representations. Each and every of the representations and warranties of Seller must have been accurate in all material respects both as of the date of this Agreement and as of the Closing Date as if made on the Closing Date. Where any of the specific representations and warranties of Sellers are subject to a general or specific qualification of materiality, whether or not defined as dollar impact, the reference to "material
respects"  in  this  6.2.1  shall  not  be  deemed  to  further   qualify  such
representation or warranty.

           6.2.2 Performance of Covenants. All of the covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects.

           6.2.3 Consents. All approvals, consents, authorizations and declarations, filings and registrations with third parties and government agencies required to consummate the transactions contemplated hereby (including all approvals under HSR Act) shall have been obtained or made, shall be in full force and effect and shall be reasonably satisfactory in form and substance to Purchaser and its counsel, and the consents, where required, of landlords of the major HHI Sites as set forth on Schedule 6.2.12(a), shall have been obtained without any change reasonably deemed materially adverse by Purchaser in the terms, conditions or rents under the applicable leases.

           6.2.4  INTENTIONALLY LEFT BLANK.

           6.2.5 Legal Opinion. Sellers shall deliver to Purchaser the opinion of Anderson, Ablon, Lewis & Gale, LLP, attorneys for Sellers and HHI, in the form attached hereto as Schedule 6.2.5.

           6.2.6 No Proceedings. Since the date of this Agreement, there must not have been commenced or threatened against Purchaser, or against any person affiliated with Purchaser, any proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement, or (b) that may have the effect of preventing, unreasonably delaying, making illegal, or otherwise interfering with any of the transactions contemplated by this Agreement, or preventing the ordinary course operation of the Business as presently conducted.

           6.2.7 No Claim Regarding Stock Ownership or Sale Proceeds. There must not have been made or threatened by any person any claim asserting that such person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, HHI, or (b) is entitled to all, any or any greater portion of the Purchase Price payable for the Shares.

           6.2.8 No Prohibition. Neither the consummation nor the performance of any of the transactions contemplated by this Agreement will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Purchaser or any person affiliated with Purchaser to suffer any material adverse consequence under, (a) any applicable legal requirement or order, or (b) any legal requirement or order that has been published, introduced, or otherwise proposed by or before any governmental body.

           6.2.9 Excluded Assets and Related Party Payables and Receivables. (a) On or prior to the Closing, Sellers shall have caused the Excluded Stock to have been sold at its then fair market value, for cash; and, Sellers shall have caused the remaining Excluded Assets to have been sold at their then book values, for cash. The obligation of the buyer(s) of the Excluded Assets may be evidenced initially by a promissory note, but such promissory note shall have been paid in full to HHI on or before the Closing under this Agreement.

           (b) On or prior to the Closing, HHI shall have received payment in full, in cash, of all sums owed to HHI (without respect to maturity date or demand) from Sellers or Sellers' beneficiaries.

           (c) On or prior to the Closing, HHI shall have paid in full, in cash, all sums owed by HHI (without respect to maturity date or demand) to Sellers or Sellers' beneficiaries.

           6.2.10 Due Diligence. Sellers acknowledge that this Agreement is executed prior to Purchaser's completion of its due diligence investigation of HHI and the Business. Subject to Section 6.2.19, Purchaser shall have the right, in the exercise of its reasonable business discretion, to terminate the Agreement upon notice to Sellers if (a) Purchaser determines that any of the representations of Sellers herein or in any document delivered to Purchaser hereto are not true and correct in any material respect, without regard to Sellers' knowledge of the truth or accuracy thereof, or (b) upon completion by Purchaser of its due diligence investigation, Purchaser becomes aware of information concerning HHI or the Business, including without limitation any information disclosed by Sellers or on any Schedule to this Agreement, not previously fully disclosed to Purchaser prior to the execution hereof, that could in Purchaser's reasonable business judgment have a material adverse effect upon the Business or Purchaser's operation of the Business.

           6.2.11 Tax Certificates. Sellers shall cause HHI to deliver any Tax certificates reasonably requested by Purchaser.

           6.2.12 Title Insurance. Sellers shall have arranged for Purchaser to receive, at Purchaser's expense at normal premium rates, a current ALTA-B (or local equivalent) form of Leasehold Title Insurance Policy as to the specific leased HHI Sites listed on Schedule 6.2.12(a) or an irrevocable binder to issue the same. Such policies shall be standard in form and substance, and shall be actually delivered promptly after the Closing Date.

           6.2.13 Estoppel Certificates. Purchaser shall have received an estoppel certificate in the form attached hereto as Schedule 6.2.13(a) from the lessor under each of the real property leases listed in Schedule 6.2.12(a) in each case dated not earlier than the date of this Agreement, and an attornment certificate in the form of Schedule 6.2.13(b) from the holders of all mortgages on the HHI Sites specifically listed in Schedule 6.2.12(a), to the extent that such holders have not already attorned to HHI and a change in ownership of HHI triggers the possible exercise of rights by any such holders.

           6.2.14 Resignation. Sellers shall have delivered to Purchaser, resignations of the entire board of directors of HHI, and terminations with respect to all powers of attorney and agency relationships specified by Purchaser prior to the Closing Date, in each case effective as of the Closing Date.

           6.2.15 Signature Authority. Sellers shall have caused HHI to take all action necessary to cause the termination of the power of all HHI officers, directors, employees or agents to borrow, discount debt obligations, cash or draw checks or otherwise act on behalf of HHI with respect to all HHI bank, brokerage and other financial institution accounts after the Closing Date.

           6.2.16 Notice to Employees. Sellers shall have caused HHI to deliver to all HHI employees any notice required to be given to them under any law, rule, regulation, ordinance or Benefit Plan as a result of the transactions contemplated hereby.

           6.2.17 Additional Documents. (a) The Sellers, Purchaser and MARCIA KAY RADELET shall have mutually agreed upon the Escrow Agent acting under the Escrow Agreement and the investment policy for the funds deposited into the Escrow Account. The Sellers, Purchaser and MARCIA KAY RADELET and the mutually designated Escrow Agent shall have entered into the Escrow Agreement; and (b) the Sellers shall have caused to be delivered to Purchaser such other documents as Purchaser may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of Sellers, (ii) evidencing the performance by Sellers, or the compliance by Sellers, with any covenant or obligation required to be performed or complied with by Sellers, (iii) evidencing the satisfaction of any condition referred to in this 6.2, and (iv) otherwise facilitating the consummation of any of the transactions contemplated by this Agreement.

           6.2.18 Net Sales Volume. The "Net Sales" (as defined in Section 2.4 above) of HHI for the period from October 1, 1996 through April 30, 1997 shall equal or exceed Forty Five Million Five Hundred Thousand Dollars ($45,500,000.00).

           6.2.19 Remedy for Certain Failures. Notwithstanding anything contained in Sections 6.1 and/or 6.2 (other than Section 6.2.18) to the contrary, if any one or more of the conditions set forth in Sections 6.1 or 6.2 (other than Section 6.2.18) have not been fully satisfied or complied with (or waived by Purchaser) at or prior to the Closing, and if such failures to satisfy or comply can be quantified into dollars, and the cumulative amount thereof does not exceed $1,000,000, then, and in that event, Purchaser shall nevertheless remain fully obligated to purchase the Shares and to take the other actions required to be taken by Purchaser at the Closing, subject to an adjustment of the Purchase Price to take into account such dollar quantified failures. If such failures to satisfy or comply can be quantified into dollars, but the cumulative amount thereof exceeds $1,000,000, then, and in that event, Purchaser and Sellers shall reasonably and in good faith attempt to mutually agree upon an appropriate reduction in the Purchase Price before the scheduled Closing Date in order to attempt to avoid a termination of this Agreement. Any dispute arising out of this Section 6.2.19 shall be resolved in accordance with the dispute mechanism set forth in Section 8.2.

    6.3 Conditions Precedent to Sellers' Obligation to Close. Sellers' obligation to sell the Shares and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

           6.3.1 Accuracy of Representations. All of Purchaser's representations and warranties in this Agreement (considered individually and collectively) must have been accurate in all material respects both as of the date of this Agreement and as of the Closing Date as if made on the Closing Date, and Sellers must have received a certificate dated as of the Closing Date signed by Purchaser as to the foregoing.

           6.3.2 Purchaser's Performance. All of the covenants and obligations that Purchaser is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered individually or collectively) must have been performed and complied with in all material respects.

           6.3.3 Consents. All approvals under the HSR Act must have occurred. All consents and approvals required for Closing and described in 5.16 must have been obtained and must be in effect.

           6.3.4 Legal Opinion. Purchaser shall deliver to the Sellers the opinion of Blau, Kramer, Wactlar & Lieberman, attorneys for Purchaser, in the form attached hereto as Schedule 6.3.4.

           6.3.5 Additional Documents. Purchaser must have caused to be delivered to Sellers such other documents as Sellers may reasonably request for the purpose of (a) evidencing the accuracy of any representation or warranty of Purchaser, (b) evidencing the performance by Purchaser of, or the compliance by Purchaser with, any covenant or obligation required to be performed or complied with by Purchaser, (c) evidencing the satisfaction of any condition referred to in this 6.3, or (d) otherwise facilitating the consummation of any of the transactions contemplated by this Agreement.

           6.3.6 No Injunction. There must not be in effect any legal requirement or any injunction or other order that prohibits the sale of the Shares by Sellers to Purchaser, and has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

                                    ARTICLE 7
                                 INDEMNIFICATION

    7.1    Indemnities.

           7.1.1 By Sellers. (a) From the Closing Date through and including the fourth (4th) yearly anniversary date thereof, Sellers shall fully and promptly pay, perform, discharge, defend, indemnify and hold harmless Purchaser, its affiliates and parents and their respective directors, officers, and employees (collectively, the "Purchaser Group") from all claims, demands, liabilities, actions or suits, losses, costs or damages and expenses, including reasonable attorneys' fees ("Claim or Loss" or in the aggregate, "Claims and Losses") made against or incurred by the Purchaser Group, which arise out of or are based upon:

                  (i) any misrepresentation or breach of warranty of Sellers, subject to the limitation set forth in Section 9.1, or

                  (ii) any breach or non-fulfillment of any covenant or agreement of Sellers under this Agreement; or

                  (iii)  public  or  private   third  party  Claims  and  Losses
resulting from the operation of the Business prior to the Closing Date, except for ordinary product warranty claims.

           (b) Notwithstanding anything to the contrary contained hereinabove in
Section 7.1.1(a), Sellers shall have no obligation to indemnify the Purchaser Group, or any of them, for any Claims and Losses to the extent that such Claims and Losses are specifically reserved for on the Closing Statements.

           (c) Notwithstanding anything to the contrary contained hereinabove in
Section 7.1.1(a), Sellers shall have no obligation to indemnify the Purchaser Group, or any of them, for any Claims and Losses to the extent that such Claims and Losses are insured against by any policies of insurance in existence on or prior to the Closing.

           (d) Notwithstanding anything to the contrary contained hereinabove in
Section 7.1.1(a), Sellers shall have no obligation to indemnify the Purchaser Group, or any of them, for any Claims and Losses until such time, if ever, as the aggregate of all Claims and Losses (subject to Sections 7.1.1(b) and (c)) exceed Five Hundred Thousand Dollars ($500,000). If the aggregate of all Claims and Losses (subject to Sections 7.1.1(b) and (c)) shall exceed Five Hundred

Thousand Dollars ($500,000), Sellers shall be liable to indemnify the Purchaser Group for all Claims and Losses arising under Section 7.1.1(a), including those included in determining the preceding Five Hundred Thousand Dollars ($500,000) aggregate "basket", subject to Sections 7.1.1(b) and (c).




           (e) Notwithstanding anything contained in Sections 4.17.9, 7.1.1(a) and/or (d) to the contrary, Sellers total cumulative indemnification liability to the Purchaser Group shall be payable solely from, and shall be limited strictly to the extent of, all the funds at any time existing in the Escrow Account; except that, as to the following specific categories of Claims and Losses, MARCIA KAY RADELET (as a primary obligor and not as a guarantor, and without those defenses available under applicable law to a surety), first as Trustee of THE HALOPOFF FAMILY TRUST, dated October 14, 1985, and thereafter personally, shall defend, indemnify and hold harmless the Purchaser Group from funds outside of the Escrow Account:

                  (i) tax liabilities post-Closing in regard to (A) the payments to Sellers, or any of them, or any Trust beneficiary, from HHI; (B) the valuation of the Excluded Stock; and (C) the removal or purchase of the Excluded Stock or other assets from HHI at any time on or before the Closing Date; and

                  (ii) any Environmental Claim arising with respect to the underground storage tank identified on Schedule 7.1.1(e); and

                  (iii) a breach of any of the representations contained in Sections 4.1 and 4.2.

           (f) Notwithstanding anything contained in Section 7.1.1(e) to the contrary, the Purchaser Group may elect to charge the Escrow Account for any Claims and Losses for which MARCIA KAY RADELET, first as Trustee of THE HALOPOFF FAMILY TRUST, dated October 14, 1985, and thereafter personally, agreed to defend, indemnify and hold harmless the Purchaser Group under subparts (i), (ii) and (iii) above, and in such event, MARCIA KAY RADELET shall immediately thereafter repay such charged amounts to the Escrow Account.

           7.1.2 By Purchaser. Purchaser shall fully and promptly pay, perform, discharge, defend, indemnify and hold harmless Sellers and their respective Trust beneficiaries (the "Seller Group") from all Claims and Losses made against or incurred by any of the Seller Group which arise out of or are based upon:

                  (a) any misrepresentation, breach of warranty or breach or non-fulfillment of any covenant or agreement of Purchaser under this Agreement; or

                  (b) the operation of the Business after the Closing Date, except as provided in Section 7.1.1.

           7.1.3 Notice of Claim. Any indemnified person or party under this Agreement, upon incurring a Claim or Loss or being notified of a Claim or Loss, promptly shall give prompt written notice of Claims and Losses which are subject to the provisions of this 7.1.3 ("Action") to the other parties hereto accompanied by copies of any written documentation with respect thereto received by the notifying party and stating the basis upon which indemnification is being sought pursuant to this Agreement. Such notice shall constitute a claim for indemnification hereunder.

           7.1.4 Defense of Action. A party required to provide indemnification under this Agreement (the "Indemnifying Party") shall have the right, at its option, to compromise or defend any Action at its own expense and with its own counsel. The other party thereto (the "Indemnified Party") shall have the right, at its option, to participate in the settlement or defense of any Action with its own counsel and at its own expense, but the Indemnifying Party shall have the right to control such settlement or defense. The parties agree to cooperate in any such defense or settlement and to give each other reasonable access to all information relevant thereto. The Indemnifying Party shall reasonably consider the Indemnified Party's advice. The parties will cooperate in the prosecution of any claim or lawsuit by an Indemnified Party against any third party and which arises out of an Action. In the event that the Indemnifying Party fails to notify the Indemnified Party of its intent to take any action within 15 calendar days after receipt of a claim for indemnification hereunder, the Indemnified Party without waiving any rights to indemnification hereunder may defend such Action and shall have the right to enter into any good faith settlement thereof without the prior written consent from the Indemnifying Party, all at the expense of the Indemnifying Party.

                                    ARTICLE 8
                             RESOLUTION OF DISPUTES

Purchaser and Sellers agree that any and all disputes (other than those equitable in nature) arising after the Closing Date under this Agreement, including Article 7 above, and all unresolved Claims under the Escrow Agreement (as defined therein) shall be finally and exclusively resolved by arbitration as provided in this Article 8.

    8.1 Accounting Disputes. Any and all accounting disputes arising with respect to the Sellers' Closing Statements or calculation of the Purchase Price and the adjustments to the Unadjusted Purchase Price, including without limitation the determination of the Closing Net Asset Value, including disputes arising under 4.12, shall be resolved by arbitration before an audit partner of a nationally recognized independent public accounting firm reasonably selected by Sellers and Purchaser, or if Purchaser and Sellers cannot agree on such accounting firm, Price Waterhouse, LLP (the "Accounting Arbitrator"). Purchaser and Sellers shall acknowledge and confirm that neither the Accounting Arbitrator nor any firm in which he or she is a partner or is employed presently has or has within the past three (3) years had any professional or other relationship with Purchaser, Sellers or the Trust beneficiaries, as the case may be, that could be construed as a material conflict of interest. Except as provided in this Agreement or as the parties and the Accounting Arbitrator agree otherwise, the Accounting Arbitrator shall apply the Commercial Arbitration Rules of the American Arbitration Association. The decision of the Accounting Arbitrator on the accounting matters in dispute shall be conclusive and binding upon the parties, and a judgment upon the award of the Arbitrator may be entered in any court having jurisdiction. Payment in accordance with the Arbitrator's decision shall be made within 10 calendar days.


    8.2 Other Disputes. Any and all disputes arising out of this Agreement, including disputes under Article 7 above, and any unresolved Claims under the Escrow Agreement except those accounting-related disputes referred to in 8.1 above and violations of 9.3 below and those which shall not have been settled by negotiation between the parties shall be resolved by arbitration conducted before a board of three arbitrators chosen by the parties. Each party shall select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. Except as provided in this Agreement or as the parties and the arbitrators otherwise agree, the arbitration panel thus chosen shall apply the Commercial Arbitration Rules of the American Arbitration Association. In the event the arbitrators chosen by the parties are unable to agree upon the resolution of any dispute, the decision of the third arbitrator alone shall be controlling. The determination of the panel shall be conclusive and binding upon the parties and a judgment upon the award of the Arbitrators may be entered in any court having jurisdiction.

    8.3 Arbitration Procedures. All arbitration proceedings shall be held in Los Angeles, California, unless otherwise agreed by the parties. The expenses of each party, including legal and accounting expenses, shall be borne by the party incurring them, except that the parties shall pay equally all fees and expenses of the arbitrator(s) and any consultants or advisors providing services to the arbitrator(s). Arbitration shall be initiated by either party making written demand on the other for arbitration of a specifically stated issue or issues if the parties fail within any time limits provided in this Agreement (or 30 calendar days, if no shorter limit is stated) to resolve the matter by mutual discussions. Within 10 calendar days after either party has so notified the other of its demand for arbitration, the parties shall select an arbitrator or arbitrators as provided in 8.1 or 8.2, as appropriate. Within 30 calendar days after the selection of the arbitrator(s), the parties will consult for the purpose of attempting to define and limit the issues to be decided by the arbitrator(s); will exchange all documents to be offered in the arbitration proceeding; and will provide each other with the names of witnesses each proposes to present at any arbitration hearing together with a statement summarizing the testimony such witness is anticipated to offer. Evidence in the arbitration will be limited to (a) an initial position statement from each party; (b) a reply by each party to the other's initial position statement; (c) documents and statements of witnesses identified during such 30 day period as provided above; and (d) if a hearing is held, opening and closing oral presentations by the parties or their representatives and responses to direct questions from the arbitrator(s). A party's initial position statement must be submitted to the arbitrator(s) and the other party within 30 calendar days after the selection of the arbitrators. The reply by a party to the other party's initial position statement must be submitted to the arbitrator(s) and the other party within 20 calendar days after receipt of such other party's initial position statement. The arbitrator(s) shall have the discretion to determine whether or not a hearing upon the matters in dispute is desirable or whether to make the arbitration decisions based on the submitted statements and documents. In any event, the arbitrator(s) will render decisions on all issues in dispute within 30 calendar days after the earlier of (i) the last submittal by both parties of their replies and accompanying documents, as provided above, or (ii) the last day upon which a party may submit its statements, reply, and accompanying documents within the times stated above. The arbitrator(s) shall be authorized only to determine which position presented to them is more correct or supported by the facts and applicable laws, and shall not be authorized to determine a different result than presented by one party or the other. For purposes of such deadlines, a period of time shall be counted beginning on the day following the occurrence or instance establishing the beginning of the period (such as the receipt of a party's initial position statement), and, if a period shall end on a Sunday or postal holiday, it shall be extended to the next regular business day. No interrogatories, depositions or other discovery, and no extensions of the above timetables, shall be permitted except by mutual consent of the parties or as approved by the arbitrator(s) for good cause shown.

                                    ARTICLE 9
                                OTHER PROVISIONS

    9.1 Survival of Representations. No representations or warranties contained in this Agreement shall survive the Closing, and upon the Closing all representations and warranties shall be extinguished as of the date of this Agreement, except for those contained in the following specifically referenced Sections, which shall survive the Closing: Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.8, 4.12.2, 4.12.3, 4.12.4 (including that portion of Section 2.1.2 relevant thereto), 4.12.5, 4.13, 4.30, 4.31 (as limited to the aforementioned specifically referenced Sections), and 4.35. Notwithstanding the foregoing, all representations and warranties with respect to the Closing Statements which are not specifically listed as surviving as provided in the preceding sentence, shall survive until the Settlement Date, and upon the Settlement Date shall be extinguished as of the date of this Agreement.

    9.2    Expenses.

           (a)  Each  party to this  Agreement  shall  bear  its own  respective
expenses  in  connection  with  the  acquisition  and  the  other   transactions
contemplated by this Agreement, including the fees of attorneys, accountants, advisors, investment bankers and representatives. The Sellers shall bear all costs arising out of or relating to the transfer of the Shares to the Purchaser, including, but not limited to any transfer or use taxes.

           (b) With respect to the expense of the taking of the physical inventories of raw materials, work in process and finished goods on the Closing Date, each party shall pay its own accountants or other representatives. Any expense incurred other than with respect to each party's accountants or other representatives shall be paid by HHI. The aforementioned physical inventory shall be conducted in a manner consistent with and using the same procedures and practices as HHI has used in the preparation of prior inventories, as reflected in the financial statements previously delivered to Purchaser. Purchaser shall have the right to have its accountants and other representatives present at the counting of the raw materials, work in process and finished goods.

    9.3    Non-Competition Covenants.

           9.3.1 In consideration of this Agreement and the purchase of the Shares by Purchaser, MARCIA KAY RADELET, individually and as Co-Trustee of THE PAUL M. HALOPOFF TRUST, and as Trustee of THE HALOPOFF FAMILY TRUST, dated October 14, 1985, represents, warrants, covenants and agrees that, during the period commencing on the date of this Agreement and ending on the seventh anniversary of the Closing Date (the "Time Period"), she shall not, within any territory west of the Mississippi River (the "Territory"), (i) directly or indirectly, compete with the Business, or (ii) directly or indirectly have any interest in, own, manage, operate, join, control, direct, be connected with as a stockholder (other than as a stockholder of less than five percent (5%) of the issued and outstanding stock of a publicly held corporation), joint venture, partner or consultant, or otherwise engage or invest or participate in any business that directly or indirectly competes with the Business.

           9.3.2 The parties intend that the covenants and agreements set forth in this 9.3 shall be deemed to be a series of separate covenants and agreements, one for each and every state or portion thereof contained in the Territory. If any of the restrictions set forth in this 9.3, or any part thereof should be declared invalid, or if a court shall refuse to enforce in such action all of the separate covenants deemed to be included herein, for any reason whatsoever, then such unenforceable covenants shall be deemed to be eliminated from the provisions thereof to the extent necessary and the validity or enforceability of the remainder of such covenants and restrictions shall not thereby be adversely effected.

           9.3.3 MARCIA KAY RADELET recognizes that the foregoing territorial and time limitations are properly required for the adequate protection of the Business and that in the event that any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, then MARCIA KAY RADELET agrees to submit to the reduction of either said territorial or time limitation, or both, to such an area or period as said court shall deem reasonable.

           9.3.4 Each of the Sellers represent, warrant and covenant to Purchaser that during the Time Period, they shall not solicit or encourage any person to leave the employ of HHI or Purchaser.

           9.3.5 Each of the Sellers, by executing this Agreement, agrees that the remedy at law for any breach of the covenants set forth in this Article 9 shall be inadequate and that Purchaser, its successors and assigns, shall be entitled to injunctive relief, including the issuance of a temporary restraining order or a preliminary or permanent injunction to prohibit the breach of any provision of this Agreement, or to maintain the status quo pending the outcome of any judicial proceeding which may be initiated, in addition to any other remedies it might have, whether at law or in equity.

     9.4 Public Releases. Purchaser and Sellers shall consult with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and shall consult with each other as to the form and substance of other public disclosures related thereto; provided, however, that nothing contained herein shall prohibit any party hereto from making any disclosure which it deems necessary in light of applicable laws or regulations with reasonable advance notice to the other parties.

    9.5 Duty to Act Reasonably. Purchaser and Sellers shall act reasonably in their dealings among and between themselves in connection with this Agreement and the transactions contemplated by this Agreement.

    9.6 Knowledge. As used in this Agreement, Sellers will be deemed to have "knowledge" of a particular fact or other matter if: (a) any Seller is then actually aware of such fact or other matter; or (b) CHARLES R. ANDERSON, the Chief Executive Officer of HHI, is then actually aware of such fact or other matter.

                                   ARTICLE 10
                                   TERMINATION

    10.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

           (a) by either Purchaser or Sellers if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived; provided, however, that the non-breaching party shall first give at least 14 calendar days prior written notice of such breach to the party in breach and if the party in breach shall cure such default within such 14 calendar day period, then, and in that event, the notice of termination shall be of no effect;

           (b) (i) by Purchaser if any of the conditions in 6.2 (subject to 6.2.19) have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Purchaser to comply with its obligations under this Agreement) and Purchaser has not waived such condition on or before the Closing Date; or (ii) by Sellers, if any of the conditions in 6.3 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date;

           (c) By Purchaser, if HHI petitions or applies to any tribunal for the appointment of a trustee or receiver of HHI, or of any substantial part of the assets of HHI, or commences any proceeding relating to HHI under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction whether now or hereafter in effect;

           (d) By Purchaser if any petition or application is filed, or any proceedings are commenced against HHI or any order is entered appointing a trustee or receiver, or adjudicating HHI bankrupt or insolvent, or approving the petition at any such proceedings;

           (e) By Purchaser if any order is entered in any proceedings against HHI decreeing the dissolution of HHI;

           (f) By Sellers or Purchaser, if a court of competent jurisdiction in the United States or any state thereof or other United States governmental, regulatory or administrative body shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties agree to use their best efforts through appeals and otherwise to vacate) temporarily or permanently restraining, enjoining or otherwise prohibiting the transactions completed by this Agreement or an action or proceeding before any court or governmental body is pending or threatened wherein an unfavorable judgment or decree or order would (i) prevent the carrying out of this Agreement or any of the transactions contemplated thereby; (ii) declare unlawful the transactions contemplated by this Agreement; or (iii) cause such transactions to be rescinded.

           (g)    by mutual consent of Purchaser and Sellers;

           (h) by either Purchaser or Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before August 31, 1997, or such later date as the parties may agree upon; or

           (i) by either Purchaser or Sellers if, prior to the scheduled Closing Date or the mutually agreed upon extension thereof, Purchaser and Sellers shall have failed to mutually agree in good faith upon an appropriate reduction in the Purchase Price pursuant to Section 6.2.19 to the extent that any "failures to satisfy or comply" as defined therein shall cumulatively exceed $1,000,000.

    10.2 Effect of Termination. If this Agreement is terminated pursuant to 10.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in 9.2 will survive.


                                   ARTICLE 11
                                  MISCELLANEOUS

    11.1 Integration. Other than for that certain NON-DISCLOSURE AGREEMENT, dated April 25, 1996 between Purchaser and HHI, this Agreement (including all Schedules hereto, which are hereby incorporated as though fully set forth in this Agreement) supersedes any and all other prior and contemporaneous agreements, oral or written, between the parties hereto with respect to the subject matter hereof, including the letter of intent dated August 8, 1996 from Purchaser to the President of HHI, and contains the entire agreement between such parties with respect to the transactions contemplated hereby. No course of dealing between or among persons having any interest in this Agreement will be deemed effective to change any provision of this Agreement.

    11.2 Amendments. This Agreement shall not be modified or amended except by an instrument in writing signed by or on behalf of all of the parties hereto.

    11.3 Successor; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted transferees and assignees. Neither this Agreement nor any interest herein may directly or indirectly be transferred or assigned by any party, in whole or in part, without the written consent of the other parties, except that Purchaser may effect any such assignment to any of its affiliates, but any such assignment shall not relieve Purchaser of its duties and obligations under this Agreement.

    11.4 Notices and Legal Process. Notices and other communications and legal process required or permitted under this Agreement shall be in writing and shall be personally delivered, transmitted by telecopier, telex, overnight delivery, or cable or transmitted by postage prepaid, registered or certified mail with return receipt requested, as elected by the party giving such notice, addressed as follows:

           (a)    If to Purchaser:    Clopay Corporation
                                      312 Walnut Street, Suite 1600
                                      Cincinnati, Ohio  45202-4036
                                      Attn:  David B. Lopez, Esq.

                  with copy to:       Blau, Kramer, Wactlar & Lieberman
                                      100 Jericho Quadrangle
                                      Jericho, New York  11753
                                      Attn:  Edward I. Kramer, Esq.

           (b)    If to any or all    Harris D. Bass, Esq.,
                  of the Sellers:     Anderson, Ablon, Lewis & Gale, LLP
                                      The Equitable Building
                                      3435 Wilshire Boulevard, Suite 2000
                                      Los Angeles, California  90010-2006

    Sellers hereby agree that for purposes of all notifications by Purchaser to any or all of Sellers, notice served by Purchaser or HHI upon HARRIS D. BASS at the address stated above shall be effective notification to each and every one of Sellers.

    Notices shall be deemed to have been given: (a) on the third business day after posting, if mailed, (b) on the date of receipt if delivered personally,
(c) on the next business day after transmission if transmitted by telecopier, telex, overnight delivery or cable and appropriate evidences of receipt have been received, (d) or on the date shown in the Return Receipt Card signed by an employee or authorized agent of the party to be served, if sent by registered or certified mail. Any party hereto may change its address for purposes hereof by notice to the other parties hereto.

    11.5 Counterparts. This Agreement may be executed in any number of counterparts. All such counterparts together shall constitute one and the same instrument, and each counterpart shall be deemed an original document and enforceable without reference to any other counterpart(s).

    11.6 Captions. The captions or headings of the various paragraphs and subparagraphs hereof and on the Schedules hereto are for convenience of reference only, and shall not affect the meaning or construction of any provision hereof or of any such Schedules.

    11.7 Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this

Agreement on any persons other than the parties to it (including the Purchaser Group, as defined in 7.1.1, and the Seller Group, as defined in 7.1.2) and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement. Without limiting the foregoing, nothing in this Agreement, expressed or implied, shall confer upon any existing or former employee of HHI any legal representative thereof or any collective bargaining agent, any rights or remedies, including, without limitation, any right to employment or continued employment for any specified period, or to any benefits of any nature or kind whatsoever under or by reason of this Agreement.

    11.8 Severability; Construction. In the event any provision hereof is determined to be invalid or unenforceable, the remaining provisions hereof shall be deemed severable and shall remain in full force and effect. Words and phrases defined in the plural shall also be used in the singular and vice versa and be construed in the plural or singular as appropriate and apparent in the context used. Unless specifically defined herein, accounting terms shall be given their usual meaning and effect as defined or used in generally accepted accounting principles.



    11.9 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California.

    IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the day and year first above written.

SELLERS:                                  PURCHASER:

THE PAUL M. HALOPOFF TRUST                CLOPAY CORPORATION

By:/s/Marcia Kay Radelet                  By:/s/ George A. Strutz, Jr.
   Marcia Kay Radelet, Co-Trustee            George A. Strutz, Jr., President

By:/s/ Timothy P. Halopoff
   Timothy P. Halopoff, Co-Trustee

THE HALOPOFF IRREVOCABLE TRUST,
DATED FEBRUARY 21, 1991

By:/s/ Timothy P. Halopoff
     Timothy P. Halopoff, Trustee

THE HALOPOFF FAMILY TRUST,
DATED OCTOBER 14, 1985

By:/s/ Marcia Kay Radelet
   Marcia Kay Radelet, Trustee

Solely with respect to Sections 7.1 and 9.3
(Indemnities and Non-Competition Covenant)

/s/ Marcia Kay Radelet
Marcia Kay Radelet, Individually